Exhibit 3.1 HIGHLY CONFIDENTIAL & TRADE SECRET ================================================================ STONEPEAK-PLUS INFRASTRUCTURE FUND LP FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT DATED AS OF JULY 8, 2026 ================================================================ THE UNITS REPRESENTING LIMITED PARTNER INTERESTS (THE “UNITS”) OF STONEPEAK-PLUS INFRASTRUCTURE FUND LP (THE “PARTNERSHIP”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE SECURITIES LAWS, OTHER THAN UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “1934 ACT”), IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

i TABLE OF CONTENTS Page ARTICLE I Definitions ...................................................................................................................2 ARTICLE II General Provisions ...................................................................................................13 SECTION 2.1. Formation .............................................................................................13 SECTION 2.2. Name ....................................................................................................13 SECTION 2.3. Organizational Certificates and Other Filings .....................................13 SECTION 2.4. Classes or Series of Classes of Units ...................................................13 SECTION 2.5. Purpose .................................................................................................14 SECTION 2.6. Principal Place of Business; Other Places of Business ........................14 SECTION 2.7. Registered Office and Registered Agent..............................................14 SECTION 2.8. Fiscal Year ...........................................................................................14 SECTION 2.9. [Reserved] ............................................................................................14 SECTION 2.10. Parallel Funds.......................................................................................14 SECTION 2.11. Feeder Funds and Intermediate Entities. ..............................................15 SECTION 2.12. The Lux Fund .......................................................................................16 ARTICLE III Subscriptions; Distributions ....................................................................................17 SECTION 3.1. Subscriptions ........................................................................................17 SECTION 3.2. Distributions – General Principles .......................................................18 SECTION 3.3. Performance Participation Allocation ..................................................19 SECTION 3.4. Tax Distributions .................................................................................21 SECTION 3.5. Reinvestment........................................................................................21 ARTICLE IV The General Partner ................................................................................................21 SECTION 4.1. Powers of the General Partner .............................................................21 SECTION 4.2. Limitation on Liability. ........................................................................26 SECTION 4.3. Indemnification ....................................................................................27 SECTION 4.4. General Partner as Unitholder ..............................................................28 SECTION 4.5. Other Activities ....................................................................................28 SECTION 4.6. Valuation ..............................................................................................29 ARTICLE V The Unitholders ........................................................................................................30 SECTION 5.1. Management .........................................................................................30 SECTION 5.2. Liabilities of the Unitholders ...............................................................30 SECTION 5.3. Independent Directors; Board of Directors ..........................................30 ARTICLE VI Expenses and Fees ..................................................................................................31 SECTION 6.1. General Partner Expenses ....................................................................31 SECTION 6.2. Management Fee and Investment Advisory Agreement ......................32 SECTION 6.3. Fund Expenses .....................................................................................32 SECTION 6.4. Certain Expenses ..................................................................................36

ii ARTICLE VII Books and Records and Reports to Partners..........................................................37 SECTION 7.1. Books and Records ..............................................................................37 SECTION 7.2. Federal, State, Local and Non-United States Income Tax Information ..........................................................................................37 SECTION 7.3. Reports to Partners ...............................................................................37 SECTION 7.4. Partnership Informational Meetings ....................................................38 ARTICLE VIII Transfers and Withdrawals ..................................................................................38 SECTION 8.1. Transfer of the General Partner ............................................................38 SECTION 8.2. Assignments/Substitutions by Unitholders ..........................................38 SECTION 8.3. Further Actions ....................................................................................39 SECTION 8.4. Withdrawals Generally ........................................................................39 SECTION 8.5. Required Withdrawals .........................................................................39 SECTION 8.6. Redemption of Units ............................................................................40 ARTICLE IX Duration and Termination of the Partnership .........................................................40 SECTION 9.1. Duration ...............................................................................................40 SECTION 9.2. Termination ..........................................................................................41 ARTICLE X Capital Accounts and Allocations of Profits and Losses .........................................41 SECTION 10.1. Capital Accounts ..................................................................................41 SECTION 10.2. Allocations of Profits and Losses ........................................................42 SECTION 10.3. Special Allocation Provisions ..............................................................42 SECTION 10.4. Tax Allocations ....................................................................................44 SECTION 10.5. Other Allocation Provisions .................................................................44 SECTION 10.6. Tax Advances.......................................................................................44 SECTION 10.7. Tax Filings ...........................................................................................45 SECTION 10.8. Tax Considerations ..............................................................................45 ARTICLE XI Miscellaneous .........................................................................................................46 SECTION 11.1. Waiver of Partition and Accounting ....................................................46 SECTION 11.2. Amendments; Certain Consents ...........................................................46 SECTION 11.3. Entire Agreement .................................................................................47 SECTION 11.4. Governing Law; Severability ...............................................................48 SECTION 11.5. Jurisdiction; Venue; Trial by Jury........................................................48 SECTION 11.6. Notices .................................................................................................49 SECTION 11.7. Successors and Assigns........................................................................49 SECTION 11.8. No Waiver ............................................................................................49 SECTION 11.9. Counterparts and Execution .................................................................50 SECTION 11.10. Headings, Internal References .............................................................50 SECTION 11.11. Interpretation; Compliance with Laws .................................................50 SECTION 11.12. Partnership Tax Treatment ...................................................................51 SECTION 11.13. Partnership Counsel .............................................................................51 SECTION 11.14. Confidentiality. ....................................................................................51 SECTION 11.15. Compliance with Anti-Money Laundering Requirements ...................53

iii Appendix A – Form of Investment Advisory Agreement Appendix B – Unit Redemption Program

FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF STONEPEAK-PLUS INFRASTRUCTURE FUND LP This FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of STONEPEAK-PLUS INFRASTRUCTURE FUND LP, a Delaware limited partnership (the “Partnership”), is made as of July 8, 2026, by and among Stonepeak-Plus Infrastructure Fund Associates LP, a Delaware limited partnership, as general partner (the “General Partner”), and the parties listed in the books and records as limited partners of the Partnership, as limited partners. WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership, dated as of April 29, 2024, which was filed for recordation in the office of the Secretary of State of the State of Delaware on April 29, 2024 and a Limited Partnership Agreement, dated as of April 29, 2024 (the “Original Agreement”); WHEREAS, the Partnership was initially formed under the name “Stonepeak Access Fund LP” and has changed its name pursuant to an amendment to the certificate of limited partnership of the Partnership, as filed in the office of the Secretary of State of the State of Delaware on October 15, 2024, to “Stonepeak-Plus Infrastructure Fund LP”; WHEREAS, the General Partner was initially formed under the name “Stonepeak Access Fund Associates LP” and has changed its name pursuant to an amendment to the certificate of limited partnership of the General Partner, as filed in the office of the Secretary of State of the State of Delaware on October 15, 2024, to “Stonepeak-Plus Infrastructure Fund Associates LP”; WHEREAS, the parties hereto entered into an Amended and Restated Limited Partnership Agreement, dated as of May 2, 2025, which amended and restated the Original Agreement in its entirety and pursuant to which the change of the name of the Partnership was reflected, the initial limited partner withdrew from the Partnership, and certain additional parties were admitted as unitholders; WHEREAS, the parties hereto entered into a Second Amended and Restated Limited Partnership Agreement, dated as of October 31, 2025, and Amendment No. 1 thereto, dated as of March 30, 2026, to make the modifications as set forth therein; WHEREAS, the parties hereto entered into a Third Amended and Restated Limited Partnership Agreement, dated as of May 4, 2026 (the “Existing Agreement”), to make the modifications as set forth therein; and WHEREAS, the parties hereto desire to further amend and restate the Existing Agreement in its entirety and enter into this Agreement to make the modifications hereinafter set forth.

2 NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereto agree to further amend and restate the Existing Agreement in its entirety to read as follows: ARTICLE I DEFINITIONS As used herein, the following terms shall have the following meanings: 1934 Act: The U.S. Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time. 1940 Act: The U.S. Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time. 75% in Interest: At any time, the Unitholders holding 75% of the total Units then entitled to vote in the Partnership. Act: The Delaware Revised Uniform Limited Partnership Act, 6 Del. Code § 17-101 et seq., as the same may be amended from time to time or any successor statute. Adjusted Capital Account Balance: With respect to any Partner, the balance in such Partner’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and (ii) by adding to such balance such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections 1.704- 2(g) and 1.704-2(i)(5) and any amounts such Partner is obligated to restore pursuant to any provision of this Agreement. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. Advisers Act: The U.S. Investment Advisers Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time. Affiliate: With respect to a Person, any other Person that either directly or indirectly controls, is controlled by or is under common control with the first Person. For the avoidance of doubt, (i) portfolio companies of the Partnership and/or of any Other Stonepeak Accounts, and other entities through or with respect to which Investments are made or held thereby shall not be considered Affiliates of the Partnership, the General Partner and/or the Investment Advisor for purposes hereof, (ii) non-employee advisors to Stonepeak with respect to particular industries or market segments and operating partners and senior advisors shall not be considered Affiliates of the Partnership, the General Partner and/or the Investment Advisor for purposes hereof and (iii) customized investment vehicles established for the benefit of one or more specific investors to facilitate participation in the Partnership shall not be considered Affiliates of the Partnership, the General Partner and/or the Investment Advisor for purposes hereof.

3 Agreement: This Fourth Amended and Restated Limited Partnership Agreement, including any annexes and schedules hereto, as may be amended, modified or supplemented from time to time. Agreed Value: The fair market value of a Partner’s non-cash Subscriptions as agreed to by such Partner and the General Partner. Aggregate Net Leverage: (i) The aggregate amount of recourse indebtedness for borrowed money (e.g., bank debt) of the Partnership minus (ii) cash and cash equivalents of the Partnership minus, without duplication, (iii) cash used in connection with funding a deposit in advance of the closing of an Investment and working capital advances. For purposes of determining Aggregate Net Leverage, the Investment Advisor shall use the principal amount of borrowings, and not the valuations of the Partnership’s borrowings, and may, in its sole discretion, determine which securities and other instruments are deemed to be cash equivalents. Aggregators: The collective reference to the Master Aggregator and any other vehicles used to aggregate the holdings of the Partnership and any Parallel Funds. Assumed Income Tax Rate: The highest effective marginal statutory combined U.S. federal, state and local income tax (including, without limitation, any tax imposed under Section 1401 and 1411 of the Code) rate for a Fiscal Year prescribed for an individual residing in New York City, New York (taking into account (a) the limitations on the deductibility of expenses and other items for U.S. federal income tax purposes and (b) the character (e.g., long-term or short- term capital gain or ordinary income or qualified dividend income) of the applicable income). Audit Committee: The audit committee of the Partnership, consisting of the Independent Directors. Board of Directors: As defined in Section 5.3(a). Broken Deal Expenses: As defined in Section 6.3(a)(i). Business Day: A day which is not a Saturday, Sunday or a day on which banks in New York, New York are authorized or required by law to close. Capital Account: As defined in Section 10.1(a). Carrying Value: With respect to any Partnership asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the Carrying Values of all Partnership assets may be adjusted to equal their respective Fair Market Values, as determined by the General Partner, in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), except as otherwise provided herein, immediately prior to: (a) the date of the acquisition of any additional Units by any new or existing Partner in exchange for more than a de minimis Subscription; (b) the date of the distribution of more than a de minimis amount of Partnership property (other than a pro rata distribution) to a Partner; or (c) such other dates as may be specified in such Treasury Regulations; provided, that adjustments pursuant to clauses (a), (b) or (c) above shall be made only if the General Partner determines in its sole discretion that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners.

4 The Carrying Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits and Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes. Cause: Cause as determined by the General Partner in its sole discretion, which may include but is not limited to, situations that would be detrimental to the operations or reputation of the Partnership, the General Partner or Stonepeak or may impair the Independent Directors’ ability to perform their duties. Cause Event: A finding by any court or governmental body of competent jurisdiction (including a regulatory authority sitting as a tribunal) in a final judgment on the merits (including a guilty plea or a plea of nolo contendere, as well as any settlement entered into in connection with any litigation which includes an admission of the applicable conduct) that the General Partner or the Investment Advisor has committed (i) a criminal offense or a material violation of applicable laws, rules and/or regulations to which the General Partner or the Investment Advisor is subject which would adversely affect the ability of the Partnership to conduct its business and affairs in a significant manner; provided, however, that, with respect to the aforesaid material violation of applicable laws, rules and/or regulations in this clause (i), to the extent the General Partner or the Investment Advisor consult with reputable legal counsel that is monitored and selected with due care, and actions are taken in good faith in accordance with such advice of counsel, such actions shall not constitute a Cause Event resulting solely from a material violation of applicable laws, rules and/or regulations for purposes hereof, (ii) any other criminal offense (beyond the type described in the foregoing clause (i)) committed in connection with the Partnership’s activities or (iii) bad faith, gross negligence, fraud, willful misconduct, a reckless disregard of its duties under this Agreement or a knowing and material breach of this Agreement or the Investment Advisory Agreement by the General Partner or the Investment Advisor in connection with the performance of their respective duties under the terms of this Agreement or the Investment Advisory Agreement, as the case may be. A cure of any Cause Event must occur no later than sixty (60) calendar days after a determination that such event constitutes a Cause Event is communicated in writing by the General Partner to the Unitholders. The General Partner will provide the Unitholders with prompt notice of a Cause Event. Class D-1 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class D-1 Unit as provided in this Agreement. Class F-2 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class F-2 Unit as provided in this Agreement. Class F-3 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class F-3 Unit as provided in this Agreement. Class F-4 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class F-4 Unit as provided in this Agreement.

5 Class X Unit: A Unit entitling the holder thereof to the rights of a holder of a Class X Unit as provided in this Agreement. Class Z - Series A-1a Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series A-1a Unit as provided in this Agreement. Class Z - Series A-1b Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series A-1b Unit as provided in this Agreement. Class Z - Series A-1c Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series A-1c Unit as provided in this Agreement. Class Z - Series D-2 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series D-2 Unit as provided in this Agreement. Class Z - Series F-1 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series F-1 Unit as provided in this Agreement. Class Z - Series I-1 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series I-1 Unit as provided in this Agreement. Class Z - Series I-2 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series I-2 Unit as provided in this Agreement. Class Z - Series M-I Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series M-I Unit as provided in this Agreement. Class Z - Series M-S Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series M-S Unit as provided in this Agreement. Class Z - Series S-1 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series S-1 Unit as provided in this Agreement. Class Z - Series S-2 Unit: A Unit entitling the holder thereof to the rights of a holder of a Class Z - Series S-2 Unit as provided in this Agreement. Code: The Internal Revenue Code of 1986, as amended from time to time, or any successor U.S. federal income tax code. Comparable Fund: As defined in Section 4.5(a). Consent: The vote, approval or consent, as the case may be, of a Person or Persons to do the act or thing for which the vote, approval or consent is solicited, or the act of voting or granting such approval or consent, as the context may require. Corporation: A corporation or other entity (which may, at the election of the General Partner, be a U.S. limited liability company or other entity, including a non-U.S. entity in

6 circumstances deemed appropriate in good faith by the General Partner) that is taxable under Subchapter C of the Code. Director: As defined in Section 5.3(a). Electronic Signature: As defined in Section 11.9. ERISA: The U.S. Employee Retirement Income Security Act of 1974, as the same may be amended from time to time. Excess Profits: As defined in Section 3.3. Existing Agreement: As defined in the recitals hereto. Fair Market Value: The value of the Investments, determined in accordance with the valuation policies of the Partnership, as updated from time to time. FATCA: Sections 1471 through 1474 of the Code, any present or future regulations promulgated thereunder or official interpretations thereof or any forms, instructions or other guidance issued pursuant thereto, any agreements entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreements entered into in connection with such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreements or similar regimes or any legislation or regime which implements, or implements rules similar to, any intergovernmental agreement entered into for the automatic exchange of tax information or the Organization for Economic Co-operation and Development’s Common Reporting Standard. Feeder Fund: A Unitholder that is formed by the General Partner or its Affiliates to serve as a vehicle which will invest all or substantially all of its investable assets in the Partnership, including Stonepeak-Plus Infrastructure Fund (TE) LP, a Delaware limited partnership, or as otherwise designated as such in writing by the General Partner in connection with its admission to the Partnership. Feeder Fund Investor: A limited partner or similar investor in any Feeder Fund. Fiscal Quarter: The calendar quarter or, in the case of the first fiscal quarter and in the event of the last fiscal quarter, the fraction thereof commencing on the Initial Closing Date or ending on the date on which the winding-up of the Partnership is completed, as the case may be. Fiscal Year: As defined in Section 2.8. FOIA: The U.S. Freedom of Information Act and the rules and regulations promulgated thereunder, as amended from time to time. Fund Expenses: As defined in Section 6.3(a).

7 General Partner: Stonepeak-Plus Infrastructure Fund Associates LP, a Delaware limited partnership, and any general partner substituted therefor in accordance with this Agreement, in each case in its capacity as general partner of the Partnership. General Partner Expenses: As defined in Section 6.1. General Partnership Interest: The general partner interest held by the General Partner in the Partnership that grants the General Partner the rights afforded to the General Partner under this Agreement (including, without limitation, the right to receive the Performance Participation Allocation). Units held by the General Partner as a Unitholder are not part of the General Partnership Interest. GP Event of Withdrawal: The complete withdrawal or assignment of all of the General Partnership Interest (other than in connection with a permitted assignment and substitution under Section 8.1), or the bankruptcy or dissolution and commencement of winding up of the General Partner. For purposes hereof, bankruptcy of the General Partner shall be deemed to have occurred when (a) it commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) it is adjudged a bankrupt or insolvent, or has entered against it a final order for relief under any bankruptcy, insolvency or similar law of competent jurisdiction now or hereafter in effect, (c) it executes and delivers a general assignment for the benefit of its creditors, (d) it files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any involuntary proceeding of the nature described in clause (a) above, (e) it seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for it or for all or substantially all of its properties, or (f)(l) any involuntary proceeding of the nature described in clause (a) above has not been dismissed one hundred and twenty (120) days after a commencement thereof, (2) the appointment without its consent or acquiescence of a trustee, receiver or liquidator appointed pursuant to clause (e) above has not been vacated or stayed within ninety (90) days of such appointment, or (3) such appointment is not vacated within ninety (90) days after the expiration of any such stay. Hurdle Amount: For any period during a Reference Period, a Hurdle Amount means that amount that results in a 5% annualized internal rate of return on the Net Asset Value of interests of the Master Aggregator outstanding at the beginning of the then-current Reference Period and all interests of the Master Aggregator issued since the beginning of the then-current Reference Period, calculated in accordance with recognized industry practices and taking into account: (i) the timing and amount of all distributions accrued or paid (without duplication) on all such Units and (ii) all issuances of Units over the period. The ending Net Asset Value of interests of the Master Aggregator used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Performance Participation Allocation and applicable Servicing Fees and without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership indirectly invests in an Investment or any comparable entities of any Other Stonepeak Account, or taxes paid by any such Intermediate Entity since the end of the prior Reference Period. For the avoidance of doubt, the calculation of the Hurdle Amount for any period will exclude any Units redeemed during such period, which Units will be subject to the Performance Participation Allocation upon redemption as described in Section 3.3.

8 Indemnitee: As defined in Section 4.2(a). Independent Director: As defined in Section 5.3(a). Initial Closing Date: The date on which the Partnership first accepts third-party investors and begins investment operations. Intermediate Entities: As defined in Section 2.11(c). Internal Expenses: As defined in Section 6.3(a)(xxi). Investment Advisor: Stonepeak-Plus Infrastructure Fund Advisors LLC, a Delaware limited liability company, or any other Person who becomes a successor to the Investment Advisor in accordance with the terms of the Investment Advisory Agreement. Investment Advisory Agreement: The Second Amended and Restated Investment Advisory Agreement, dated as of May 4, 2026, between the Partnership and the Investment Advisor, in the form attached hereto as Appendix A, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof. Investments: Any investment made by the Partnership, including, without limitation, direct infrastructure, infrastructure-related and other equity and credit investments, investments in other funds or vehicles acquired in primary or secondary transactions, and investments in debt or other securities or assets. Leverage Limit: As defined in Section 4.1(b)(ii). Leverage Ratio: On any date of incurrence of any indebtedness, the quotient obtained by dividing (i) Aggregate Net Leverage by (ii) the aggregate month-end values of the Partnership’s Investments, plus the value of any other assets (such as cash on hand), as determined in accordance with the Partnership’s valuation policy. Loss Carryforward Amount: The Loss Carryforward Amount shall initially equal zero and shall cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided, that the Loss Carryforward Amount shall at no time be less than zero and provided further, that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Units redeemed during the applicable Reference Period, which Units will be subject to the Performance Participation Allocation upon redemption as described in Section 3.3. The effect of the Loss Carryforward Amount is that the recoupment of past annual Total Return losses will offset the positive annual Total Return for purposes of the calculation of the Performance Participation Allocation. This is referred to as a “High Water Mark.” Lower Fund: As defined in Section 2.11(c). Lux Fund: Stonepeak-Plus Infrastructure Fund S.A. SICAV – UCI Part II, a Luxembourg multi-compartment investment company with variable capital, together with its master fund, feeder funds, parallel funds and other related entities.

9 Management Fee: The management fee payable by the Partnership (or deemed paid by the Partnership as provided herein) to the Investment Advisor in accordance with the Investment Advisory Agreement. Master Aggregator: Stonepeak-Plus Infrastructure Fund Master Aggregator LP, a Cayman Islands exempted limited partnership, including any successor vehicle thereto. Memorandum: The Amended and Restated Confidential Private Placement Memorandum of the Partnership and Stonepeak-Plus Infrastructure Fund (TE) LP, dated April 2026, as amended, restated and/or supplemented from time to time. Net Asset Value: The net asset value of Units as determined in accordance with the valuation policies of the Partnership, as updated from time to time. Non-Public Information: Information regarding the Partnership, any other Unitholder, any Person in which the Partnership holds, or contemplates acquiring, any Investment, the General Partner or the Investment Advisor or their Affiliates, which information is received by a Unitholder pursuant to this Agreement or otherwise furnished to a Unitholder by the General Partner or the Investment Advisor or their Affiliates or agents, but does not include information that (i) was publicly known at the time such Unitholder receives such information pursuant to this Agreement or (ii) subsequently becomes available to such Unitholder on a non-confidential basis from a source other than the General Partner; provided, that to the best knowledge of such Unitholder after due inquiry, such source was not prohibited from disclosing such information to such Unitholder by a legal, contractual or fiduciary obligation owed to the Partnership, the General Partner, the Investment Advisor, or any of their respective Affiliates. Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704-2(b). The amount of Partner Nonrecourse Deductions for a Fiscal Year shall be determined according to the provisions of Treasury Regulations Section 1.704-2(c). Notice Date: As defined in Section 11.2(c)(i). Original Agreement: As defined in the recitals hereto. Other Plan Law: Any provisions of any U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to the fiduciary responsibility and/or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code. Other Stonepeak Accounts: Investment funds, vehicles, separate accounts and / or other similar arrangements managed, advised or operated by the General Partner, the Investment Advisor and / or any of their respective Affiliates (including, for the avoidance of doubt, the Lux Fund) (other than SP+ INFRA and its alternative vehicles), and any successors thereto, in each case including any parallel funds, feeder funds, alternative vehicles, co-investment vehicles, additional capital vehicles and other similar vehicles relating thereto and any vehicles established by the General Partner, the Investment Advisor and / or any of their respective Affiliates to exercise their side-by-side or other general partner investment rights as set forth in their respective governing documents.

10 Parallel Funds: As defined in Section 2.10(a). Partner Nonrecourse Debt Minimum Gain: An amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Partnership Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704-2(i)(3). Partner Nonrecourse Deductions: As defined in Treasury Regulations Section 1.704- 2(i)(2). Partners: The General Partner and the Unitholders. Partnership: Stonepeak-Plus Infrastructure Fund LP, the Delaware limited partnership governed hereby, as such limited partnership may from time to time be constituted. Partnership Minimum Gain: As defined in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). Performance Participation Allocation: As defined in Section 3.3. Person: Any individual, partnership, corporation, limited liability company, unincorporated organization or association, trust (including the trustees thereof, in their capacity as such) or other entity. Plan: Any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA, (ii) “plan” within the meaning of Section 4975 of the Code (including, without limitation, an individual retirement account), whether or not subject to Section 4975 of the Code, (iii) an insurance company general account, if such general account assets are deemed to include the assets of any employee benefit plan or plan described in clauses (i) or (ii) above, for purposes of Title I of ERISA or Section 4975 of the Code, (iv) plan, fund or other similar program that is established or maintained outside the United States which provides for retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (v) an entity whose underlying assets constitute the assets of any of the foregoing described in clauses (i), (ii), (iii) or (iv), pursuant to ERISA or applicable law. Portfolio Companies: Any Person in which Investments are made by the Partnership. Profits and Losses: For each Fiscal Year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to Section 10.3 shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any depreciation, amortization, gain or loss resulting from a disposition of such asset shall be calculated with

11 reference to such Carrying Value; (d) upon an adjustment to the Carrying Value of any asset (other than an adjustment in respect of depreciation), pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall for purposes of determining Profits and Losses be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided, that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items. Quarterly Allocation: As defined in Section 3.3. Quarterly Shortfall: As defined in Section 3.3. Quarterly Shortfall Obligation: As defined in Section 3.3. Recipient: As defined in Section 3.3. Reference Period: Each calendar year ending December 31 save that (1) the first Reference Period commenced on the Initial Closing Date and ended on December 31, 2025; and (2) the final Reference Period shall commence on January 1 in the relevant calendar year and end on the date of dissolution or liquidation of the Partnership. SP+ INFRA: The Partnership, together with any Parallel Funds, any Feeder Funds, the Aggregators, the Lower Funds and any other Intermediate Entities, collectively. Securities Act: The U.S. Securities Act of 1933, as amended. Servicing Fee: The applicable servicing fee payable by the Partnership, including any amount that is allocated to a Unitholder’s financial intermediary through which such Unitholder was placed in the Partnership, compensating such financial intermediary for reporting, administrative and other services provided to a Unitholder by such financial intermediary, as described in the Memorandum. Similar Law: Any U.S. or non-U.S. federal, state, local or other law or regulation that could cause the underlying assets of the Partnership to be treated as assets of a Unitholder by virtue of its Units and thereby subject the Partnership and the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

12 Stonepeak: The collective reference to Stonepeak Partners LP, a Delaware limited partnership, and any Affiliate thereof. Stonepeak Broker Dealer: Any entity which is an Affiliate of the General Partner (including, without limitation, the Investment Advisor or one or more of its Affiliates) that (i) is a U.S. regulated broker dealer or a non-U.S. equivalent thereof or (ii) otherwise conducts a financial services, loan origination, structuring, placement or other similar business (including, for example, as a broker dealer, distributor, syndicator, arranger, servicer or originator of securities or loans). Subscription: As to any Partner, the amount set forth as such in such Partner’s accepted Subscription Agreement and/or reflected in the books and records of the Partnership. Subscription Agreements: Each of the several Subscription Agreements between the Partnership and the Unitholders. Subscription Fees: Any upfront selling commissions, placement fees, subscription fees or similar fees charged to a Unitholder by a financial intermediary in respect of an offering of Units to such Unitholder, as described in the Memorandum. Tax Advances: As defined in Section 10.6. Total Return: For any period since the end of the prior Reference Period, the Total Return shall equal the sum of: (i) all distributions accrued or paid (without duplication) on the interests of the Master Aggregator outstanding at the end of such period since the beginning of such Reference Period plus (ii) the change in aggregate Net Asset Value of such interests of the Master Aggregator since the beginning of such Reference Period, before giving effect to (x) changes resulting solely from the proceeds of issuances of interests, (y) any allocation or accrual to the Performance Participation Allocation and (z) applicable Servicing Fees; provided, that the aggregate Net Asset Value of such interests shall be calculated without taking into account any accrued and unpaid taxes of any Intermediate Entity (or the receipts of such Intermediate Entity) through which the Partnership indirectly invests in an Investment or any comparable entities of any Other Stonepeak Account, or taxes paid by any such entity since the end of the prior Reference Period minus (iii) all Fund Expenses of SP+ INFRA (to the extent not already reflected in clause (ii)) but excluding Servicing Fees. For the avoidance of doubt, the calculation of Total Return will (A) include any appreciation or depreciation in the Net Asset Value of interests issued during the then-current Reference Period, (B) treat certain taxes incurred (directly or indirectly) by the Partnership which relate to a Unitholder as part of the distributions accrued or paid on Units in accordance with Section 10.6 of this Agreement, and (C) exclude the proceeds from the initial issuance of such interests, where applicable, and any impact to Total Return solely caused by currency fluctuations and/or currency hedging activities and costs. Treasury Regulations: The United States federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. All references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations.

13 Unitholders: The parties listed as Unitholders in the Partnership’s books and records or any Person who has been admitted to the Partnership as a substituted or additional Unitholder in accordance with this Agreement, in each case in such Person’s capacity as a limited partner of the Partnership. Unit: A fractional, undivided interest in the Partnership or Feeder Fund and/or an interest in any Intermediate Entity (including any Aggregator and any Lower Fund) or Parallel Fund, unless the context otherwise requires, including Class D-1 Units, Class F-2 Units, Class F-3 Units, Class F-4 Units, Class X Units, Class Z - Series A-1a Units, Class Z - Series A-1b Units, Class Z - Series A-1c Units, Class Z - Series D-2 Units, Class Z - Series F-1 Units, Class Z - Series I-1 Units, Class Z - Series I-2 Units, Class Z - Series M-I Units, Class Z - Series M-S Units, Class Z - Series S-1 Units, Class Z - Series S-2 Units and other Units that may be issued in the sole discretion of the General Partner. Unit Allocation: As defined in Section 3.3(d). Unit Redemption Program: As defined in Section 3.3(d). United States or U.S.: The United States of America, its territories and possessions, any State of the United States and the District of Columbia. ARTICLE II GENERAL PROVISIONS SECTION 2.1. Formation. The parties hereby continue the Partnership as a limited partnership pursuant to the provisions of the Act. The rights and liabilities of the Partners shall be as provided in said Act, except as herein otherwise expressly provided. SECTION 2.2. Name. The name of the Partnership shall be “Stonepeak-Plus Infrastructure Fund LP.” The General Partner is authorized to make any variations in the Partnership’s name which the General Partner may deem necessary or advisable, subject to any requirements of applicable law. In the case of a change of name of the Partnership pursuant to this section, specific references herein to the name of the Partnership shall be deemed to have been amended to the name as so changed. SECTION 2.3. Organizational Certificates and Other Filings. If requested by the General Partner, the Unitholders shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the General Partner to accomplish all filing, recording, publishing and other acts that may be required to comply with all requirements for (a) the formation and operation of a limited partnership under the laws of the State of Delaware and (b) the operation of the Partnership as a limited partnership, or partnership in which the Unitholders have limited liability, in all jurisdictions where the Partnership conducts or proposes to conduct business. SECTION 2.4. Classes or Series of Classes of Units. The General Partner is hereby authorized to cause the Partnership to issue Units designated Class D-1 Units, Class F-2

14 Units, Class F-3 Units, Class F-4 Units, Class X Units, Class Z - Series A-1a Units, Class Z - Series A-1b Units, Class Z - Series A-1c Units, Class Z - Series D-2 Units, Class Z - Series F-1 Units, Class Z - Series I-1 Units, Class Z - Series I-2 Units, Class Z - Series M-I Units, Class Z - Series M-S Units, Class Z - Series S-1 Units, Class Z - Series S-2 Units and any other additional classes, or series of classes of Units with such terms, rights and obligations as determined in the sole discretion of the General Partner. SECTION 2.5. Purpose. The principal purpose of the Partnership is to seek to invest in privately negotiated equity investments and other Investments in accordance with the investment objectives and policies of the Partnership as in effect from time to time and to engage in any other lawful activity as the General Partner may from time to time determine. Subject to the provisions of this Agreement, the General Partner may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Partnership as it shall deem appropriate in its sole discretion. Investments may be effected on a global basis, using a wide variety of investment types and transaction structures, and may have long or short anticipated holding periods. SECTION 2.6. Principal Place of Business; Other Places of Business. The principal place of business of the Partnership shall be located at 55 Hudson Yards, 550 W 34th Street, 48th Floor, New York, New York 10001 and/or such other place or places within or outside the State of Delaware as the General Partner may from time to time designate. The General Partner may change the location of the Partnership’s principal place of business and may establish such additional offices of the Partnership as it may from time to time determine upon notice to the Unitholders. SECTION 2.7. Registered Office and Registered Agent. The Partnership shall maintain a registered office at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 or at such other office as may from time to time be determined by the General Partner. The name and address of the Partnership’s registered agent for service of process in the State of Delaware as of the date of this Agreement is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The General Partner may change the registered office or registered agent of the Partnership in the State of Delaware at any time and shall provide notice of any such change to the Unitholders. SECTION 2.8. Fiscal Year. The fiscal year of the Partnership (the “Fiscal Year”) ends on December 31st of each calendar year or any other date deemed advisable by the General Partner and permitted under the Code. The Partnership has the same Fiscal Year for United States federal and state income tax purposes and for financial and partnership accounting purposes. The General Partner shall have the authority to change the ending date of the Fiscal Year if the General Partner, in its sole discretion, shall determine such change to be necessary or appropriate. SECTION 2.9. [Reserved]. SECTION 2.10. Parallel Funds.

15 (a) The General Partner or an Affiliate thereof may create one or more parallel investment funds or other entities, including any feeder vehicles into such entities or related intermediate entities, (collectively, “Parallel Funds”) to accommodate legal, tax, regulatory, compliance, structuring or certain other operational requirements which will generally co-invest (either directly or indirectly) in its Investments with the Partnership on a pro rata basis (based upon available capital, net asset value and/or any other factor determined by the General Partner) and on substantially the same terms as the Partnership (including by means of investing in the Master Aggregator or any other Intermediate Entity), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, compliance, structuring or certain other operational requirements. The Partnership and the Parallel Funds will generally also dispose of each such Investment at the same time and on substantially the same terms, pro rata based on the capital invested by each in such investment (including by the Master Aggregator or any other Intermediate Entity disposing of such investment), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, compliance, structuring or certain other operational requirements. Investors should note that, as a result of the legal, tax, regulatory, compliance, structuring or other considerations mentioned above or as otherwise described in the Memorandum, the terms of such Parallel Funds may substantially differ from the terms of the Partnership. In particular, such differences may cause Parallel Funds to subscribe at a different Net Asset Value per interest in the Master Aggregator or other Intermediate Entity. For the avoidance of doubt, no Comparable Fund, the Lux Fund, any co- investment vehicles, if any, or other entities relating to additional capital in a single investment in a Portfolio Company shall be considered Parallel Funds. (b) The General Partner may, in its sole discretion, permit or require an existing Unitholder to withdraw from the Partnership to facilitate such Unitholder’s participation in any Parallel Fund (or vice versa) and, in connection therewith, may transfer or distribute to a Parallel Fund such Unitholder’s proportionate share of one or more of the Investments of the Partnership (or vice versa) (including an interest in the Master Aggregator or other Intermediate Entity), and to take any other necessary action to consummate the foregoing. SECTION 2.11. Feeder Funds and Intermediate Entities. (a) The General Partner and/or its Affiliates may, in their sole discretion, establish one or more Feeder Funds to accommodate certain investors and to facilitate their indirect participation in the Partnership with respect to all or a portion of their investment therein. Any such Feeder Fund may elect to be treated as a Corporation or invest in the Partnership through a Corporation. Investors in a Feeder Fund generally will have indirect interests in the Partnership on economic terms no more favorable than those of the other Unitholders that invest in the Partnership. (b) The General Partner may make any adjustments to the units of a Feeder Fund reasonably necessary to accomplish the overall objectives of this Section 2.11 on the condition that such adjustments shall not materially adversely affect the Units of any other Unitholder. Nothing in this Section 2.11 should be construed as making any interestholder in a Feeder Fund a Unitholder for any purpose.

16 (c) The General Partner and/or its Affiliates may, in their sole discretion, cause the Partnership to hold certain investments directly or indirectly through (i) one or more Corporations or (ii) one or more limited liability companies or limited partnerships or other similar entities (each, a “Lower Fund” and together with any Corporation, and including the Aggregators, “Intermediate Entities”). SECTION 2.12. The Lux Fund. (a) The General Partner or an Affiliate thereof has established the Lux Fund, which will generally co-invest (either directly or indirectly) in its Investments with the Partnership on a pro rata basis (based upon available capital, net asset value and/or any other factor determined by the General Partner) and on substantially the same terms as the Partnership (including by means of investing in the Master Aggregator or any other Intermediate Entity), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, compliance, structuring or certain other operational requirements. The Partnership and the Lux Fund will generally also dispose of each such Investment at the same time and on substantially the same terms, pro rata based on the capital invested by each in such investment (including by the Master Aggregator or any other Intermediate Entity disposing of such investment), unless the General Partner determines in good faith that a different allocation or terms are reasonably necessary for legal, tax, regulatory, compliance, structuring or certain other operational requirements. Unitholders acknowledge that, as a result of the legal, tax, regulatory, compliance, structuring or other considerations mentioned above or as otherwise described in the Memorandum, the terms of the Lux Fund will substantially differ from the terms of the Partnership. In particular, such differences will cause the Lux Fund to subscribe at a different Net Asset Value per interest in the Master Aggregator or any other Intermediate Entity. For the avoidance of doubt, the Lux Fund shall not be considered a Parallel Fund. (b) To the extent that the formation of any Parallel Fund or the Lux Fund, the making of additional subscriptions to the Partnership, any Parallel Fund or the Lux Fund, the withdrawal of a Unitholder pursuant to Section 2.10(b) (or the comparable provision of the governing documents of any Parallel Fund or the Lux Fund), the redemption of Units in the Partnership or units in any Parallel Fund or the Lux Fund, disproportionate expenses (including Management Fees, Subscription Fees and Servicing Fees) specifically attributable to the Partnership, any Parallel Fund or the Lux Fund or other circumstances cause the Net Asset Value and/or the net asset value of any Parallel Fund or the Lux Fund (as determined in accordance with the governing documents of such Parallel Fund or the Lux Fund) to increase (or decrease) disproportionately, the General Partner and the general partner (or other managing entity) of such Parallel Fund or the Lux Fund in their sole discretion may, from time to time, adjust the percentage interest of the Partnership, such Parallel Fund and the Lux Fund in each Investment (or the Master Aggregator or any Intermediate Entity) to reflect such occurrence and make all other adjustments necessary in order to give effect to, and properly reflect, such occurrence. Notwithstanding anything in this Agreement to the contrary, the General Partner may make adjustments to distributions, allocations and other fundings, payments or calculations to give effect to any expenses (including Management Fees, Subscription Fees and Servicing Fees) or other considerations that are specifically attributable to the Partnership, any Parallel Fund or the Lux Fund. In addition, without the Consent of the Unitholders or the Independent Directors, the

17 Parallel Funds and the Lux Fund may from time to time directly or indirectly acquire interests in any Intermediate Entity from, or buy interests from or sell interests to, the Partnership or any other Parallel Fund or the Lux Fund at the Fair Market Value thereof, although none of the Partnership, any Parallel Fund or the Lux Fund shall be under any obligation to engage in such transactions. The General Partner may also, without the Consent of the Unitholders or the Independent Directors, cause the Partnership (or any Intermediate Entity) to accept at any time and from time to time a Capital Contribution in-kind of any assets from the Lux Fund (or any Intermediate Entity) or any Other Stonepeak Account in exchange for Units (or shares, units or interests (as applicable) of the applicable Intermediate Entity) so long as (x) the Partnership (or the applicable Intermediate Entity) has an existing Investment in such assets and (y) the number of Units (or shares, units or interests (as applicable) of the applicable Intermediate Entity) issued in exchange therefor is at a price representing a valuation no higher than the valuation of the Partnership’s (or the applicable Intermediate Entity’s) Investment in such assets at the time of such exchange; provided, that any such Capital Contribution in-kind shall be disclosed to the Independent Directors or the Unitholders. (c) Notwithstanding anything to the contrary in this Agreement, in the event the General Partner determines in its sole discretion that the Partnership, any Parallel Funds and the Lux Fund should not participate through the Master Aggregator or any other Intermediate Entity through which the Partnership also invests and that the Lux Fund should instead participate through its own intermediate entities, (i) Section 2.12(a) may be deemed deleted in its entirety and (ii) the General Partner and its Affiliates shall be permitted to re-organize and restructure each Investment in which the Partnership, any Parallel Fund and the Lux Fund participate, including each Intermediate Entity, holding vehicle or special purpose vehicle used to make, hold, finance and dispose of such Investment. The General Partner shall be permitted to take any other actions that it determines are necessary or appropriate in order to effect the foregoing (and will be permitted to amend this Agreement in connection therewith without the consent of any Unitholder or any Independent Directors) as more fully described in the Memorandum. ARTICLE III SUBSCRIPTIONS; DISTRIBUTIONS SECTION 3.1. Subscriptions. (a) Partners will make Subscriptions to the Partnership in exchange for Units as more fully described in the Memorandum. Each Partner, by executing a Subscription Agreement, shall be deemed to have acknowledged and consented to the risks and other considerations relating to an investment in the Partnership, including the risks and conflicts described in the Memorandum. Each Partner’s Unit holdings will be set forth opposite its name on the Partnership’s books and records. The General Partner or any transfer agent or similar agent may keep the Partnership’s books and records current through separate revisions that reflect periodic changes to each Unitholder’s Units (including as a result of Subscriptions or redemptions) without preparing an amendment to this Agreement. The Partners shall have no right or obligation to make any additional Subscriptions or loans to the Partnership.

18 (b) The General Partner is hereby authorized to cause the Partnership to issue such additional Units for any Partnership purpose at any time or from time to time to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Unitholders. Any additional Units issued thereby may be issued in one or more classes or one or more series of any of such classes (including the classes and series of classes specified in this Agreement or otherwise), with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to those of Units, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Unitholder, subject to Delaware law. (c) Each new Partner shall be admitted as a Partner upon the General Partner’s acceptance of an executed Subscription Agreement or other agreement pursuant to which such Partner becomes bound by the terms of this Agreement. (d) Subscriptions may be accepted or rejected in whole or in part by the General Partner on behalf of the Partnership in its sole discretion. (e) Admission of a new Unitholder shall not cause dissolution of the Partnership. (f) Unless otherwise agreed to by the General Partner, Subscriptions to the Partnership must be made in U.S. dollars by check or wire transfer of immediately available funds on or prior to the date Units are to be issued. The General Partner may accept, on behalf of the Partnership, a Subscription to the Partnership in the form of a non-cash contribution on terms and conditions that the General Partner deems appropriate in good faith. The Agreed Value of any non-cash Subscriptions by a Partner as of the date of contribution are set forth on the Partnership’s books and records. No Units shall be deemed issued by the Partnership to a Partner until they are paid for in the amount and form agreed to with the General Partner. When issued pursuant to and in accordance with this Agreement, Units shall be fully paid and non- assessable, to the fullest extent permitted by law. SECTION 3.2. Distributions – General Principles. (a) Except as otherwise expressly provided in this Article III or in Article IX, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of its Subscription. Distributions, if any, as and when declared by the General Partner in its sole discretion, shall be made only to Persons who, according to the books and records of the Partnership, were the holders of record of Units on the date determined by the General Partner as of which the Partners are entitled to any such distributions. Notwithstanding anything to the contrary contained in this Agreement, the Partnership, and the General Partner on behalf of the Partnership, shall not be required to make a distribution to any Partner on account of its interest in the Partnership if such distribution would violate the Act or other applicable law. Unless otherwise determined by the General Partner, all distributions of cash shall be made to the Partners in amounts proportionate to the aggregate Net Asset Value of the Units held by the respective Partners on the applicable record date set by the General Partner, except that the

19 amount distributed per Unit of any class or series of a class may differ from the amount per Unit of another class or series of a class on account of differences in class-specific or series-specific expense allocations or for other reasons as determined by the General Partner in good faith. (b) Except as otherwise expressly provided herein, distributions and redemptions made pursuant to this Agreement shall be made in cash. All cash contributions and distributions pursuant to this Agreement shall be made in U.S. dollars (net of applicable currency conversion costs). The “functional currency” of the Partnership shall be the U.S. dollar with respect to all allocations and distributions hereunder. SECTION 3.3. Performance Participation Allocation. (a) The General Partner or any other entity so designated by the General Partner (the “Recipient”) shall be entitled to an allocation or distribution (the “Performance Participation Allocation”) from SP+ INFRA (directly or indirectly through an Intermediate Entity), (i) with respect to the first Reference Period, promptly following the end of the year (which shall accrue on a monthly basis) and (ii) with respect to all subsequent Reference Periods, upon the end of each quarter thereafter and at the other times described below (which shall accrue on a monthly basis) in an amount equal to: (i) First, if the Total Return for the applicable period exceeds the sum of (i) the Hurdle Amount for that period and (ii) the Loss Carryforward Amount (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount allocated to the Recipient equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Recipient pursuant to this clause; and (ii) Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits. For the avoidance of doubt and notwithstanding anything to the contrary herein, (I) the Performance Participation Allocation shall be calculated separately with respect to each class, or each series of a class, of Units taking into account only the Units in the relevant class or each series of a class (and all references in this Agreement to the Performance Participation Allocation and the terms used for purposes of calculating the Performance Participation Allocation shall be interpreted accordingly), and (II) the Recipient shall not be entitled to the Performance Participation Allocation with respect to the Class X Units or any other class, or any series of a class, of Units that is not subject to the Performance Participation Allocation. The General Partner shall be permitted to make adjustments to distributions, allocations and other fundings, payments or calculations in order to give effect to the foregoing. (b) Any amount by which the Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods. (c) The Recipient will also be allocated a Performance Participation Allocation with respect to all Units that are redeemed in connection with redemptions of Units in

20 an amount calculated as described above with the relevant period being the portion of the Reference Period (as defined below) for which such Unit was outstanding, and proceeds for any such Unit redemption will be reduced by the amount of any such Performance Participation Allocation. (d) The Recipient may elect to receive the Performance Participation Allocation in cash, Units of the Partnership or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (“Unit Allocation”). Such Units may be redeemed at the Recipient’s request and will be subject to the volume limitations of the Partnership’s Unit redemption program attached hereto as Appendix B (as amended from time to time, the “Unit Redemption Program”) but not the early redemption deduction of the Unit Redemption Program. Each of the Partnership, Feeder Funds and Parallel Funds will be obligated to pay (without duplication) its proportional share of the Performance Participation Allocation based on its proportional interest in the Master Aggregator or other Intermediate Entity(ies). In addition, in order to facilitate payment of the Performance Participation Allocation in accordance with this Section 3.3 and to give effect to the foregoing provisions, each of the Partnership and any Intermediate Entity may, in the sole discretion of the General Partner, withhold amounts that are otherwise distributable at the level of the Partnership or such Intermediate Entity in order to pay the Performance Participation Allocation in any present or future period. (e) After the first Reference Period following the Initial Closing Date, promptly following the end of each calendar quarter that is not also the end of a Reference Period, the Recipient will be entitled to a Performance Participation Allocation as described above calculated in respect of the portion of the year to date, less any Performance Participation Allocation received with respect to prior quarters in that year (the “Quarterly Allocation”). The Performance Participation Allocation that the Recipient is entitled to receive at the end of each Reference Period will be reduced by the cumulative amount of Quarterly Allocations that year. (f) If a Quarterly Allocation is made and at the end of a subsequent calendar quarter in the same calendar year, the Recipient is entitled to less than the previously received Quarterly Allocation(s) (a “Quarterly Shortfall”), then subsequent distributions of any Quarterly Allocations or year-end Performance Participation Allocations in that Reference Period will be reduced by an amount equal to such Quarterly Shortfall, until such time as no Quarterly Shortfall remains. If all or any portion of a Quarterly Shortfall remains at the end of a Reference Period following the application described in the previous sentence, distributions of any Quarterly Allocations and year-end Performance Participation Allocations in the subsequent four Reference Periods will be reduced by (i) the remaining Quarterly Shortfall plus (ii) an annual rate of 5% on the remaining Quarterly Shortfall measured from the first day of the Reference Period following the year in which the Quarterly Shortfall arose and compounded quarterly (collectively, the “Quarterly Shortfall Obligation”) until such time as no Quarterly Shortfall Obligation remains; provided, that the Recipient (or its Affiliate) will use the proceeds of any redemptions of its Unit Allocation (excluding Units that have been subsequently distributed to personnel of the Recipient or its Affiliates) made after a Quarterly Shortfall Obligation arose to make cash payments to reduce the Quarterly Shortfall and may otherwise make a full or partial cash payment to reduce the Quarterly Shortfall Obligation at any time; provided further, that if any Quarterly Shortfall Obligation remains following such subsequent four Reference Periods,

21 then the Recipient (or its Affiliate) will promptly pay the Partnership the remaining Quarterly Shortfall Obligation in cash. (g) The measurement of the change in Net Asset Value per Unit for the purpose of calculating the Total Return is subject to adjustment by the General Partner to account for any dividend, split, recapitalization or any other similar change in the Partnership’s capital structure or any distributions that the General Partner deems to be a return of capital if such changes are not already reflected in the Partnership’s net assets. (h) Except as noted above with respect to Quarterly Allocations, the Recipient will not be obligated to return any portion of the Performance Participation Allocation paid due to the subsequent performance of the Partnership. SECTION 3.4. Tax Distributions. The Recipient may receive a cash advance against allocations or distributions of the Performance Participation Allocation to the Recipient to the extent that annual allocations or distributions of the Performance Participation Allocation actually received by the Recipient are not sufficient for the Recipient or any of its beneficial owners (whether such interests are held directly or indirectly) to pay when due any income tax (including estimated income tax) imposed on it or them by reason of the allocation to the Recipient of taxable income pursuant to Section 10.4 in respect of the Performance Participation Allocation or such distributions of the Performance Participation Allocation, calculated using the Assumed Income Tax Rate. Amounts of the Performance Participation Allocation otherwise to be distributed to the Recipient pursuant to Section 3.3 (including distributions in kind) shall be reduced on a dollar-for-dollar basis by the amount of any prior advances made to the Recipient pursuant to this Section 3.4 until all such advances are restored to the Partnership in full. SECTION 3.5. Reinvestment. The Partnership may permit any distributions to be reinvested into Units, including pursuant to any reinvestment plan, on terms that the General Partner determines in its sole discretion. The Partnership shall be deemed to have distributed cash to any Unitholder of Units in an amount equal to the amount of any distributions by the Partnership that such Unitholder has elected to be reinvested in Units. The number of Units issued to any such Unitholder in respect of such reinvested distributions shall equal the amount of such reinvested distributions divided by the most recent Net Asset Value per Unit at the time of such distribution. ARTICLE IV THE GENERAL PARTNER SECTION 4.1. Powers of the General Partner. The management, operation and policy of the Partnership shall be vested exclusively in the General Partner, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Partnership to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary or advisable or incidental thereto, all in accordance with and subject to the other terms of this Agreement. The Partnership and the General Partner on behalf of the Partnership, may enter into and perform any Subscription Agreement and the Investment

22 Advisory Agreement, and any documents contemplated therein or related thereto, without any further act, vote or approval of any Person, including any Partner, notwithstanding any other provision of this Agreement. The General Partner is hereby authorized to enter into the documents described in the preceding sentence on behalf of the Partnership, but such authorization shall not be deemed to be a restriction on the power of the General Partner to enter into other documents on behalf of the Partnership. Subject to the express limitations set forth in this Agreement, nothing herein shall restrict the ability of the Partnership to invest alongside or in any Other Stonepeak Account and the General Partner is authorized on behalf of the Partnership to engage in any activity not expressly limited herein, including if the Partnership is investing alongside or in such Other Stonepeak Account and such activity is permitted under (or otherwise approved in accordance with) the governing terms of such Other Stonepeak Account. Notwithstanding the foregoing and the powers and duties included in Section 4.1(a) below, each Unitholder acknowledges and agrees that the General Partner may rely on decisions relating to the Partnership’s Investments made by the general partner (or similar managing entity) of any Other Stonepeak Account alongside or through which the Partnership invests. (a) Without limiting the foregoing general powers and duties and in addition to all other powers granted to the General Partner in this Agreement, the General Partner is hereby authorized and empowered on behalf and in the name of the Partnership, or on its own behalf and in its own name, or through agents, as may be appropriate, subject to the limitations contained elsewhere in this Agreement and the Investment Advisory Agreement, to: (i) make Investments consistent with the purposes of the Partnership; (ii) make all decisions concerning the investigation, evaluation, selection, negotiation, structuring, commitment to, monitoring of and disposition of Investments, including in connection with any Other Stonepeak Accounts alongside or in which the Partnership participates; (iii) direct the formulation of investment policies and strategies for the Partnership, and select and approve the making of Investments in accordance with this Agreement including in or alongside any Other Stonepeak Accounts; (iv) acquire, hold, sell, transfer, exchange, pledge and dispose of Investments, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Investments, including, without limitation, the voting of Investments, the approval of a restructuring of an Investment in a Portfolio Company, the institution and settlement or compromise of suits and administrative proceedings and other similar matters; (v) manage Investments generally, including, but not limited to, managing Investments made by the Partnership and the ultimate realization of those Investments and providing, or arranging for the provision of, management or managerial assistance to Portfolio Companies;

23 (vi) enter into hedging transactions, including interest rate and currency hedging transactions, in connection with the making, disposing or carrying of any Investment; (vii) enter into derivative transactions, including credit default swaps that relate to the performance of underlying securities that are within the investment objectives of the Partnership, short sales (solely for interest rate and foreign currency hedging purposes), foreign exchange transactions and other derivative contracts or instruments; (viii) incur all expenditures permitted by this Agreement, and, to the extent that funds of the Partnership are available, pay all expenses, debts and obligations of the Partnership; (ix) admit an assignee of all or any portion of a Unitholder’s Units to be a Unitholder of the Partnership pursuant to and subject to the terms of Section 8.2; (x) enter into the Investment Advisory Agreement with the Investment Advisor on behalf of the Partnership and delegate to the Investment Advisor certain authority and discretion to act on behalf of the Partnership in making, managing and disposing of the Investments of the Partnership; provided, that the General Partner shall remain ultimately responsible for the management of the Partnership; (xi) open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, money market fund and similar accounts; (xii) hire, appoint, remove and replace for usual and customary payments and expenses, consultants, securities and/or futures brokers, depositaries, attorneys, accountants, administrators, advisors, placement agents and such other agents or other service providers for the Partnership as it may deem necessary or advisable in its sole discretion (including the Directors of the Partnership), and authorize any such agent to act for and on behalf of the Partnership; (xiii) enter into, execute, maintain, file, deliver and/or terminate contracts, undertakings, agreements and any and all other documents, instruments, certificates, reports or statements, or any amendment thereto in the name of the Partnership, and to do or perform all such things as may be necessary or advisable in furtherance of the Partnership’s powers, objects or purposes or to the conduct of the Partnership’s activities, including entering into acquisition agreements to make or dispose of Investments and agreements with respect to borrowings and guarantees by the Partnership which may include such representations, warranties, covenants, indemnities and guaranties as the General Partner deems necessary or advisable; (xiv) rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

24 (xv) consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it and any act or omission suffered or taken by it on behalf of the Partnership or in furtherance of the interests of the Partnership in good faith in reasonable reliance upon and in accordance with the advice of such counsel, accountants, appraisers, management consultants, investment bankers or other consultants and advisers shall be full justification for any such act or omission, and the General Partner shall be fully protected in so acting or omitting to act; (xvi) make, in its sole discretion, any and all elections for U.S. federal, state, local and non-United States tax matters, including any election to adjust the basis of Partnership property pursuant to Sections 734(b), 743(b) and 754 of the Code and any election under Section 6226 of the Code, as applicable, or comparable provisions of state, local or non-United States law; (xvii) modify the organizational structure or entity type of the Partnership (including by merger, consolidation, conversion, division, other restructuring or similar transaction), structure or restructure the Partnership’s investments including in a manner that would separate the combined investment structure through which the Partnership, any Parallel Fund and the Lux Fund jointly invest and manage the Partnership’s status under the 1940 Act, including, without limitation, electing to rely on a different exclusion from the definition of “investment company” under the 1940 Act or registering the Partnership as an investment company or electing to be regulated as a business development company under the 1940 Act; (xviii) appoint on a Unitholder’s behalf an independent representative in accordance with and as defined in Rule 206(4)-2 under the Advisers Act (who, for the avoidance of doubt, shall not be employed by the General Partner or an Affiliate of the General Partner) to receive on behalf of, and as agent for, such Unitholder any notices and/or account statements that may be required to be delivered to such Unitholder pursuant to Rule 206(4)-2 under the Advisers Act; (xix) appoint, remove and/or replace officers of the Partnership as the General Partner may deem necessary or advisable and authorize and delegate authority to any partner, director, officer, employee or other agent of the General Partner, the Investment Advisor or officer, agent or employee of the Partnership to act for and on behalf of the Partnership in all matters related to or incidental to the foregoing; and (xx) do any other act that the General Partner deems necessary or advisable in connection with the management and administration of the Partnership in accordance with this Agreement. (b) Borrowings and Guarantees. (i) The General Partner shall have the right, at its option, to cause the Partnership, directly or indirectly through one or more special purpose vehicles, to borrow money from any Person, to make guarantees and provide other credit support to

25 any Person, including on a joint, several, joint and several or cross-collateralized basis with the Lux Fund, any Feeder Fund, Parallel Fund, Intermediate Entity, Other Stonepeak Account or any Person in or alongside which the Partnership acquires, directly or indirectly, or proposes to acquire, an Investment (or to any subsidiary or acquisition vehicle thereof), or incur any other similar credit obligation (including credit support arrangements or other extensions of credit) for any proper purpose relating to the activities of the Partnership. (ii) The Partnership will not incur indebtedness that would cause the Leverage Ratio to be in excess of 30% (the “Leverage Limit”), provided, that no remedial action will be required if the Leverage Limit is exceeded for any reason other than the incurrence of an increase in indebtedness (including the exercise of rights attached to an Investment); provided further, that the Partnership may incur additional indebtedness for borrowed money that causes the Leverage Ratio to exceed 30% to the extent (x) the General Partner expects at the time of each such incurrence that the Leverage Ratio shall be reduced to less than or equal to 30% within 9 months from the date the Leverage Ratio initially exceeded 30% and (y) a majority of the Independent Directors approve such additional indebtedness as being in the best interests of the Partnership. Any indebtedness incurred by an Intermediate Entity or Portfolio Company that is not recourse to the Partnership, guarantees of indebtedness, “bad boy” guarantees or other credit support obligations or other related liabilities that are not recourse indebtedness for borrowed money will be excluded from the calculation of the Leverage Limit. For the avoidance of doubt, for purposes of the foregoing, the refinancing of any amount of existing indebtedness shall not be deemed to constitute the incurrence of new indebtedness so long as no additional amount of net indebtedness is incurred in connection therewith (excluding the amount of transaction expenses associated with such refinancing). (iii) The General Partner shall have the right to pledge (or cause the Partnership to pledge) any and all of the assets of the Partnership, including Investments and/or proceeds thereof. In connection with the Partnership’s Investments alongside (or through) any Other Stonepeak Accounts, the Partnership may incur indebtedness, other similar credit obligations or guarantee or other credit support obligations together with such Other Stonepeak Accounts on a joint, several, joint and several or cross- collateralized basis. Any of the foregoing pledges or obligations may be granted or incurred by the Partnership directly or by any Intermediate Entity, Portfolio Company or other special purpose vehicle. (c) Partnership Representative. The General Partner is authorized to appoint or act as a “partnership representative” within the meaning of Section 6223(a) of the Code (and to assume any comparable procedural duties provided under any state, local or non-U.S. tax laws). All expenses incurred by the General Partner while acting in such capacity shall be paid or reimbursed by the Partnership. The determinations of the General Partner with respect to the treatment of any item or its allocation for all tax purposes shall be binding upon all of the Unitholders so long as such determination shall not be inconsistent with any express term hereof; provided, that the Partnership’s accountants shall not have disagreed therewith.

26 SECTION 4.2. Limitation on Liability. (a) In the absence of conduct constituting gross negligence, fraud, bad faith, willful misconduct, a material violation of securities laws and/or an intentional and material breach of this Agreement or the Investment Advisory Agreement, in each case as determined by a court or governmental body of competent jurisdiction (including a regulatory authority sitting as a tribunal) in a final judgment on the merits, to the fullest extent permitted by law, none of the Directors, officers of the Partnership, the General Partner, the Investment Advisor, the partnership representative described in Section 4.1(c), any of their respective Affiliates and their respective members, partners, officers, directors, employees, agents, advisors, stockholders, senior or special advisors or any Person who serves at the specific request of the General Partner or the Investment Advisor on behalf of the Partnership as a member, officer, director, partner, manager, employee, trustee, agent, advisor, independent contractor or senior/special advisor of the Partnership or any other entity (in each case, an “Indemnitee”) shall be liable to any other Partner or the Partnership (A) for any mistake in judgment, (B) for any action or inaction taken or omitted for a purpose which the Indemnitee reasonably believed to be in furtherance of the best interests of the Partnership or for any action taken or omitted to be taken for the Indemnitee’s own account which the Indemnitee was expressly permitted or required to take or omit pursuant to this Agreement, or (C) for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any third party broker or other agent; provided, that such third party broker or other agent shall have been selected, engaged or retained and monitored by the General Partner or other Indemnitee with reasonable care. (b) Notwithstanding any other provision of this Agreement (including Section 4.2(a)), to the fullest extent permitted by law, to the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to another Partner, the General Partner acting under this Agreement shall not be liable to the Partnership or to any such other Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict or eliminate the duties and obligations of a Partner otherwise existing at law or in equity (including fiduciary duties), are agreed by the parties hereto to so expand, restrict or eliminate such other duties and obligations of such Partner. For the avoidance of doubt, without limiting the generality of the foregoing and notwithstanding any provisions of this Section 4.2 and Section 4.3, nothing in this Agreement shall constitute a waiver, in the case of a Unitholder, of any non-waivable right of such Unitholder under applicable law (including the U.S. federal securities laws), and, in the case of the General Partner and its Affiliates, of any such Person’s non-waivable duties under applicable law (including the U.S. federal securities laws). (c) For purposes of Section 4.2 and Section 4.3 below, the General Partner may consult with reputable legal counsel, accountants or other similar advisors in respect of Partnership affairs and, except in respect of matters in which there is an alleged conflict of interest, shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel, accountants or other advisors; provided, that they shall have been selected and monitored by the General Partner with reasonable care. In determining whether an Indemnitee acted in good faith and with the requisite degree of care, the Indemnitee shall be entitled to rely on reports and written statements of the directors, officers, employees, agents, stockholders, members and

27 partners of a Person in which the Partnership holds Investments unless the Person to be exculpated hereby had reason to believe that such reports or statements were not true and complete. SECTION 4.3. Indemnification. (a) The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless each Indemnitee who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Partnership), by reason of any actions or omissions or alleged acts or omissions arising out of such Person’s activities on behalf of the Partnership or in furtherance of the interests of the Partnership or arising out of or in connection with the Partnership, its Portfolio Companies, any Feeder Fund or any Intermediate Entity, from and against any and all claims, losses, liabilities, damages or expenses of any kind for which such Person has not otherwise been reimbursed (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Person in connection with such action, suit or proceeding; provided, that such Person was not found to have engaged in gross negligence, fraud, bad faith, willful misconduct, a material violation of securities laws, and/or an intentional and material breach of this Agreement or the Investment Advisory Agreement; provided, further, that any Indemnitee shall first seek recovery under any other indemnity or any insurance policies by which such Person is indemnified or covered, as the case may be, but only to the extent that the indemnitor with respect to such indemnity or the insurer with respect to such insurance policy provides (or acknowledges its obligation to provide) such indemnity or coverage on a timely basis, as the case may be, and, if such Person is other than the General Partner or any Affiliate thereof, such Person shall obtain the written Consent of the General Partner prior to entering into any compromise or settlement which would result in an obligation of the Partnership to indemnify such Person; provided, further, that if liabilities arise out of the conduct of the business and affairs of the Partnership and any other Person for which the Person entitled to indemnification from the Partnership hereunder was then acting in a similar capacity, the amount of the indemnification provided by the Partnership shall be limited to the Partnership’s proportionate share thereof as determined in good faith by the General Partner in light of its fiduciary duties to the Partnership and the Unitholders. (b) Expenses reasonably incurred by an Indemnitee in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking in writing by or on behalf of the Indemnitee to repay such amount, plus a per annum interest factor thereon equal to the Partnership’s cost of borrowing, to the extent that it shall be determined ultimately that such Indemnitee is not entitled to be indemnified hereunder. Notwithstanding the foregoing, no advances shall be made by the Partnership under this Section 4.3(b) without the prior written approval of the General Partner (which may be given or withheld in its sole discretion with respect to any aspect thereof). (c) The right of any Indemnified Party to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract (including, without limitation, any contract with the

28 Partnership) or as a matter of law or equity and shall extend to such Indemnitee’s successors, assigns and legal representatives. (d) Notwithstanding anything to the contrary herein, and for the avoidance of doubt, the Partnership’s obligations under Section 4.3 above are not intended to render the Partnership as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under the corporation or other applicable law governing an applicable portfolio company, it being agreed that an Indemnitee shall first seek to be so indemnified by such portfolio company (or applicable insurance policies maintained by such portfolio company). Inasmuch as the Partnership is intended to be secondarily liable in respect of claims, losses, liabilities, damages and expenses of any kind that are otherwise primarily indemnifiable by a particular portfolio company, any advancement or payment by the Partnership to the Indemnitee will result in the Partnership’s having a subrogation claim against the relevant portfolio company in respect of such advancement or payments. The General Partner and the Partnership shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement as the General Partner may determine necessary or advisable to give effect to or otherwise implement the foregoing. SECTION 4.4. General Partner as Unitholder. The General Partner may also be a Unitholder, including but not limited to the extent that it purchases Units, elects to receive all or a portion of the Performance Participation Allocation in Units, or becomes a transferee of all or any part of the Units of a Unitholder, and to such extent shall be treated as a Unitholder in all respects, except as provided below. Any Units held by Stonepeak or an Affiliate of the Investment Advisor or the General Partner may bear no or reduced Management Fees, Servicing Fees or the Performance Participation Allocation (in the manner each such Partner and the General Partner shall agree upon such Partner’s admission to the Partnership, including pursuant to a rebate of such amounts). SECTION 4.5. Other Activities. (a) Comparable Funds. The General Partner and/or its Affiliates shall be permitted to close on one or more other investment vehicles, managed accounts and/or other similar arrangements (including those that may be structured through a fund or as one or more entities), for the benefit of one or more other investors having the same or similar investment objective as the Partnership and having terms as determined by the General Partner in its sole discretion (such vehicles, managed accounts and arrangements, collectively, “Comparable Funds”) and such Comparable Funds may invest alongside or in lieu of the Partnership as provided in Section 4.5(c). In addition, each Unitholder acknowledges and agrees that (i) nothing herein shall limit the ability of the General Partner to sponsor, raise, close and manage any such Comparable Funds and (ii) by virtue of such Comparable Funds and/or the Other Stonepeak Accounts, the General Partner and its Affiliates will be presented with investment opportunities (including any related co-investment opportunities) that fall within the investment objective of the Partnership, Other Stonepeak Accounts and the Comparable Funds, and in such circumstances, the General Partner and its Affiliates shall allocate (or elect not to allocate) such opportunities among the Partnership, such Other Stonepeak Accounts and/or the Comparable Funds as described more fully in Section 4.5(c).

29 (b) Business with Certain Affiliates. The Unitholders recognize and consent that the General Partner or Affiliates of the General Partner may receive various types of fees in connection with the investment activities of Stonepeak and/or Portfolio Companies and from unconsummated transactions, including, without limitation, (i) acquisition fees and asset management fees and (ii) financial advisory fees, organization and financing fees, investment banking fees, consulting fees, syndication fees, commitment fees, capital markets fees (including with respect to syndications or placements of debt and/or equity securities or instruments issued by portfolio companies or entities formed to invest therein), aviation and aviation-related servicing fees and advisory fees (including underwriting fees), origination fees, servicing fees and similar fees for arranging acquisitions and other major financial restructurings, divestment fees and directors’ and other fees and annual retainers, in each case, from or with respect to Persons in which the Partnership acquires or holds Investments, and neither the Partnership nor any Unitholder shall have any interest therein by virtue of this Agreement or the partnership relation created hereby. Notwithstanding this Section 4.5, the General Partner or any of its Affiliates may, but shall not be required to, make loans or advances to the Partnership, any Parallel Fund or any Intermediate Entity, which advances shall accrue interest comparable to those received by a third party in an arm’s length transaction and shall be repaid from any funds of the Partnership; provided, that any such amounts shall not be subject to the limitations on borrowings set forth in Section 4.1(b). (c) Allocation of Investment Opportunities. The General Partner will determine in its sole discretion whether an investment opportunity is within the investment objectives of the Partnership. Each Unitholder recognizes and consents that all or any portion of an investment opportunity that the General Partner determines in its sole discretion is not appropriate for the Partnership or is more appropriate for an Other Stonepeak Account may be pursued by the General Partner and its Affiliates outside of the Partnership. Each Unitholder acknowledges that Stonepeak currently invests third-party capital in a wide variety of investment opportunities on a global basis through its various investment funds (including Other Stonepeak Accounts), some of which will have investment objectives that overlap with those of the Partnership. Other Stonepeak Accounts that have investment objectives or guidelines that overlap with those of the Partnership may receive priority with respect to any investment opportunity that falls within such common objectives or guidelines or such investment opportunity may be allocated in any manner deemed appropriate by Stonepeak in its sole discretion. (d) Except as provided in Section 4.5(c) above, this Agreement shall not be construed in any manner to preclude the General Partner, the Investment Advisor or any of their respective direct or indirect partners, members or stockholders or their respective officers, directors, employees or Affiliates from engaging in any activity whatsoever to the maximum extent permitted by applicable law. SECTION 4.6. Valuation. The General Partner will be responsible for the valuation of Units which it will determine in accordance with the Partnership’s valuation policies, as updated from time to time.

30 ARTICLE V THE UNITHOLDERS SECTION 5.1. Management. Except as expressly provided in this Agreement, no Unitholder shall have the right or power to vote or participate in the management or affairs of the Partnership, nor shall any Unitholder have the power to sign for or bind the Partnership. The exercise by any Unitholder of any right conferred herein shall not be construed to constitute participation by such Unitholder in the control of the business of the Partnership so as to make such Unitholder liable as a general partner for the debts and obligations of the Partnership for purposes of the Act. To the fullest extent permitted by law, no Unitholder owes any duty (fiduciary or otherwise) to the Partnership or any other Partner as a result of such Unitholder’s status as a Unitholder, other than to act in good faith (to the extent required by law); provided, that this in no way limits any express obligations of a Unitholder provided for herein or in such Unitholder’s Subscription Agreement. SECTION 5.2. Liabilities of the Unitholders. Except as provided by the Act or other applicable law and subject to the obligations to indemnify the Partnership and the General Partner as provided in Section 10.6 and as otherwise expressly set forth herein, no Unitholder shall have any personal liability whatsoever in its capacity as a Unitholder, whether to the Partnership, to any of the Partners, or to the creditors of the Partnership, for the debts, liabilities, contracts, or other obligations of the Partnership or for any losses of the Partnership. SECTION 5.3. Independent Directors; Board of Directors. (a) The General Partner shall have the authority to appoint directors of the Partnership (each, individually, a “Director”), including one or more directors that would be independent under the tests set out in Rule 303A.02 of the New York Stock Exchange Listed Company Manual or other policy as determined by the General Partner (each of the independent directors, an “Independent Director,” and together with the other directors, the “Board of Directors”); provided that the appointment of new Independent Directors as a result of vacancy (regardless of how the vacancy was created) will require approval by the Board of Directors, including a majority of the remaining Independent Directors. Commencing 90 calendar days following the Initial Closing Date, at least one half of the Board of Directors will consist of Independent Directors. The Independent Directors shall be unaffiliated with the General Partner, the Investment Advisor, or any of their Affiliates. The Board of Directors shall be responsible for (i) overseeing management in the preparation of the Partnership’s periodic reports under the 1934 Act and any other matters delegated to it by the General Partner and (ii) overseeing the suspension and modification of certain policies and operations of the Partnership. The Independent Directors shall review and approve or disapprove (A) any actual conflicts of interest in any transaction or relationship between the Partnership, on the one hand, and the General Partner and/or its Affiliates, on the one hand, that the General Partner determines to present to the Board of Directors, and (B) any matter (x) for which approval is required under the Advisers

31 Act, including Sections 205(a) and 206(3) thereof, (y) as provided for under this Agreement or (z) as deemed appropriate by the General Partner, except, in each case of the immediately preceding clauses (A) and (B), as contemplated by the terms of this Agreement. The General Partner agrees that any transaction between the Partnership and the General Partner or any employee or Affiliate of the General Partner will be in, or not opposed to, the best interests of the Partnership and shall be on terms which are no less favorable to the Partnership taken as a whole than could have been obtained from an unrelated party; provided, that this in no way limits anything expressly permitted or contemplated hereby. A majority of the Independent Directors are authorized to give or withhold the Partnership’s consent or approval as an “independent client representative” with respect to matters required by Section 206(3) of the Advisers Act and certain other situations involving conflicts of interest, including with regards to the assignment or other transfer of the General Partnership Interest pursuant to Section 8.1 (in each case where presented to such Independent Directors in the General Partner’s sole discretion). Each Unitholder agrees that, with respect to any consent sought from the Independent Directors under this provision, such consent of the Independent Directors shall be binding upon the Partnership, and the General Partner and its Affiliates, acting in accordance with or pursuant to such consent (or such procedures or standards approved by the Independent Directors), shall, absent fraud or willful misconduct, be fully protected and justified in acting in reliance upon and in accordance with such consent of the Independent Directors. Any matters for which the Board of Directors or Independent Directors have authority to act can be effected by majority approval of the Board of Directors or Independent Directors, as applicable. If there are only two Independent Directors, matters requiring consent or approval of a majority of the Independent Directors will require approval of both Independent Directors. Subject to the foregoing, the General Partner shall have the right to change or replace any Independent Director for Cause and any Director that is not an Independent Director with or without Cause. (b) Approval of the Independent Directors shall be required for (i) the suspension of (x) the calculation of the Net Asset Value of the Units or (y) the Unit Redemption Program, (ii) any material modification to (x) the Partnership’s valuation policies and (y) the Unit Redemption Program and (iii) the fair valuation of any investment in a company or other private asset of the Partnership that the General Partner has determined to value outside of the applicable range provided by the Partnership’s independent valuation advisor. The General Partner will present to the Board of Directors the basis for any such proposed suspension or modification and will notify the Independent Directors of any change in the independent valuation advisor. (c) The Board of Directors (including the Independent Directors) shall owe a fiduciary duty to use their reasonable business judgment to act in the best interests of the Partnership with respect to matters of the Partnership that are within the Board of Directors’ authority. ARTICLE VI EXPENSES AND FEES SECTION 6.1. General Partner Expenses. The Partnership shall not have any salaried personnel. Except as otherwise provided in this Agreement, the General Partner, the

32 Investment Advisor and their Affiliates shall bear and be charged with the compensation of the General Partner’s and the Investment Advisor’s investment professionals for providing investment advisory services to the Partnership (collectively, the “General Partner Expenses”). SECTION 6.2. Management Fee and Investment Advisory Agreement. (a) The Partnership (directly or indirectly through an Intermediate Entity) shall pay the Investment Advisor the Management Fee pursuant to the Investment Advisory Agreement. (b) The Unitholders recognize that the Investment Advisor and its Affiliates may receive certain fees as more fully set forth in the Investment Advisory Agreement, and agree that the Management Fee payable under the Investment Advisory Agreement will not be affected thereby, except as provided in the Investment Advisory Agreement. SECTION 6.3. Fund Expenses. (a) SP+ INFRA shall bear and be charged with all costs and expenses of its operations other than General Partner Expenses (the “Fund Expenses”) (and shall promptly reimburse the General Partner, the Investment Advisor or its Affiliates, as the case may be, to the extent that any of such costs and expenses are paid by such entities), including, without limitation: (i) any taxes and governmental charges imposed on SP+ INFRA (subject to Section 10.6); costs of obtaining non-U.S. tax receipts and all expenses incurred in connection with any tax audit, investigation, settlement or review of SP+ INFRA; (ii) fees, costs and expenses for and/or relating to attorneys, accountants, auditors, administrative agents, paying agents, depositaries, advisors (including tax advisors and senior advisors), prime brokers, deal finders, fund administrators, consultants, custodians, investment bankers, operating partners and other third-party service providers or professionals; (iii) fees, costs and expenses of third parties incurred in connection with energy, sustainability and other similar programs and initiatives with respect to SP+ INFRA; (iv) valuation costs (including expenses incurred in connection with services performed by the valuation advisor or valuation agent), expenses of offering Units (including expenses associated with updating offering materials, expenses associated with printing such materials, expenses associated with subscriptions and redemptions, expenses associated with forming, marketing and branding SP+ INFRA, allocable expenses associated with forming, marketing and branding the SP+ (or other similar wealth) platform, and travel expenses related to the ongoing offering of Units); (v) expenses relating to the administrative, governance, accounting, technology and/or technology related services and compliance-related matters and regulatory filings relating to the Partnership’s activities or that are otherwise necessary

33 for the operation of SP+ INFRA and its Portfolio Companies (including, without limitation, (x) expenses relating to the preparation and filing of Form PF, Form ADV, Form 10, Exchange Act reports, reports to be filed with the U.S. Commodity Futures Trading Commission, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which SP+ INFRA and its Portfolio Companies engage in activities and any related regulations, or the laws and/or regulations of jurisdictions in which SP+ INFRA engages in activities) and/or any other regulatory filings, notices or disclosures of the Investment Advisor and/or its Affiliates relating to SP+ INFRA and its activities, compensation of the Independent Directors and preparing materials and coordinating materials of the Board of Directors, and (y) expenses relating to FOIA requests; (vi) brokerage commissions, hedging costs, prime brokerage fees, custodial expenses, clearing and settlement charges and other investment costs, fees and expenses actually incurred in connection with making, holding, settling, monitoring or disposing of actual and potential Investments (including, without limitation, any costs and expenses arising from any foreign exchange or other currency transactions); (vii) the cost of borrowings, guarantees and other financing or credit support obligations (including interest, fees and related legal expenses and arrangements), bank fees, expenses of loan servicers, loan administrators and other service providers; (viii) fees, costs and expenses related to the organization or maintenance of any entity or other person used to directly or indirectly acquire, hold, provide financing with respect to, or dispose of any one or more Investment(s) or otherwise facilitating SP+ INFRA’s activities, including without limitation any travel and accommodation expenses related to such person and the salary and benefits of any personnel (including personnel of the Investment Advisor or its Affiliates) reasonably necessary and/or advisable for the maintenance and operation of such person, or other overhead expenses in connection therewith; (ix) expenses associated with SP+ INFRA’s compliance with applicable laws and regulations; (x) expenses and fees associated with any third-party advisory committees, the Audit Committee, the Board of Directors, any independent representatives of SP+ INFRA, and any meetings of, or conferences with, the Unitholders (including, without limitation, (1) travel, accommodation, meal, event, entertainment and other similar fees, costs and expenses in connection with meetings of the Board of Directors (including such fees, costs and expenses incurred with respect to non-Independent Directors) and (2) the fees, costs and expenses of any legal counsel or other advisors retained by, or at the direction or for the benefit of, the Board of Directors); (xi) expenses associated with auditing, research, reporting, printing and publishing, including, without limitation, news and quotation equipment and services (including other notices and communications), preparation of periodic reports and

34 financial or other related statements, tax returns, K-1s and other communications or notices relating to SP+ INFRA; (xii) technology and technology-related expenses, including, without limitation, expenses of technology-service providers and related software/hardware and market data and research used in connection with SP+ INFRA’s investment and operational activities, as well as technology expenses relating to the oversight and management of the Partnership and its Investments, including data collection and data aggregation in respect of Portfolio Companies, and costs and expenses of electronic subscription documents and any software for monitoring risk, compliance, sector or industry research and the overall portfolio, as well as, in each case, any related development costs; (xiii) costs, fees and expenses associated with responding to information requests from Unitholders and other persons; (xiv) expenses relating to the maintenance of any website, data room or communication medium used in relation to SP+ INFRA (including for the hosting of constitutional documents or any other documents to be communicated to investors, prospective investors or third parties), expenses and any placement fees payable to a placement agent or financial intermediary in respect of the subscription by Partners admitted through a placement agent or financial intermediary (to the extent such fees or expenses are not borne by the Partnership directly); (xv) expenses for accounting and audit services (including valuation support services), account management services, corporate secretarial services, data management services, compliance with data privacy/protection policies and regulation, directorship services, information technology services, finance/budget services, human resources, judicial processes, legal services, operational services, risk management services, tax services, treasury services, loan management services, construction management services, asset/property management services, leasing services, transaction support services, transaction consulting services and other similar operational matters; (xvi) all fees, costs and expenses associated with the developing, negotiating, acquiring, trading, settling, holding, monitoring, financing and disposing of Investments (including, without limitation, any legal, tax, administrative, accounting, advisory, sourcing, brokerage, custody, hedging and consulting and other similar costs and expenses in connection therewith, including travel and other similar costs and any costs and expenses in connection therewith, including travel and other related expenses and any expenses related to attending retail, trade association and/or industry meetings, conferences or similar meetings (including with prospective portfolio companies or other similar companies) and any other costs and expenses associated with vehicles through which SP+ INFRA directly or indirectly participates in Investments); (xvii) the costs and expenses of any investigation, litigation (including discovery requests), arbitration or settlement involving SP+ INFRA or entities in which SP+ INFRA holds an Investment or otherwise relating to such Investment and the amount of any judgments, fines, remediation or settlements paid in connection therewith and any

35 other extraordinary expenses of SP+ INFRA, directors and officers, liability or other insurance (including title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of SP+ INFRA, in each case, to the extent such costs, expenses and amounts relate to claims or matters that are otherwise entitled to indemnification under applicable law; (xviii) expenses of starting-up, dissolving, winding up, liquidating and ultimately terminating SP+ INFRA; (xix) organizational, offering and operating expenses of the Partnership or any Feeder Funds, Parallel Funds and/or Intermediate Entities to the extent not paid by such Feeder Funds, Parallel Funds and/or Intermediate Entities or their partners or members, as applicable; provided, that any such expenses (including, without limitation, any Fund Expenses) may be apportioned to, and borne solely by, the investors participating in the Partnership, Feeder Funds, Parallel Funds and/or Intermediate Entities, as applicable, or be allocated among the Partnership, Feeder Funds, Parallel Funds and/or Intermediate Entities as determined by the General Partner in its reasonable discretion; (xx) expenses incurred in complying with this Agreement and the governing agreements of any Parallel Fund or any Intermediate Entity, as well as the out-of-pocket expenses incurred in connection with any amendments to this Agreement or the governing documents of any Parallel Fund or any Intermediate Entity (including any exhibits or annexes thereto), any amendments or modifications to Stonepeak’s or the Partnership’s valuation policy, any transfer or redemption of Units (to the extent not reimbursed by the parties to any such transfer or redemption); (xxi) expenses and fees charged or specifically attributed or allocated by the Investment Advisor or its Affiliates to provide in-house administrative, accounting (including tax services (e.g., tax compliance, tax oversight and tax structuring)), legal, hedging and currency management and transfer pricing services to SP+ INFRA and/or any Portfolio Companies, and expenses charged and/or related costs incurred by the Partnership, any Parallel Fund, any Feeder Fund, the Intermediate Entities, the Investment Advisor or its Affiliates in connection with providing such services including, without limitation, compensation and other overhead allocable to such services (amounts described by this clause (xxi), collectively, “Internal Expenses”); provided, that the General Partner determines in good faith that any such Internal Expenses are not greater than what would be paid to an unaffiliated third party for substantially similar services; (xxii) all fees, costs and expenses incurred in connection with a proposed Investment that is not actually made or a proposed disposition which is not actually consummated (including, for greater certainty, any co-investors’ share of any such expenses to the extent not paid by such co-investors), including, without limitation, (w) commitment fees that become payable in connection with a proposed Investment that is not ultimately made, (x) legal, tax, administrative, accounting, advisory and consulting fees and expenses, travel and related expenses, (y) printing expenses and (z) any liquidated damages, forfeited deposits, reverse termination fees or other similar payments

36 with respect to the acquisition of a prospective portfolio company (collectively, “Broken Deal Expenses”); and (xxiii) any fees and expenses approved by the Board of Directors. (b) Fund Expenses relating to Investments shall generally be allocated among SP+ INFRA and Other Stonepeak Accounts (including Comparable Funds) pro rata based upon their relative investment size in the Investment (and in good faith in the case of Broken Deal Expenses and related expenses for unconsummated transactions based on their relative expected investment sizes thereof); provided, that Fund Expenses relating to Investments shall generally be allocated among SP+ INFRA and the Lux Fund as described in the Memorandum. Fund Expenses may be paid out of any funds of the Partnership (or of any Feeder Funds, Parallel Funds and/or Intermediate Entities) in a manner reasonably determined by the General Partner. In addition, the General Partner may specifically allocate any Fund Expenses to one or more classes, or series of classes, of Unitholders to the extent the General Partner determines in good faith that doing so is necessary or appropriate under the circumstances (and shall be permitted to make adjustments to Units, distributions, allocations and fundings, payments or calculations in order to give effect to the foregoing). If the Partnership (or any Feeder Funds, Parallel Funds and/or Intermediate Entities) invests alongside or in an Other Stonepeak Account, any expenses that are payable in accordance with the governing terms of such Other Stonepeak Account shall be deemed payable by the Partnership (or any Feeder Funds, Parallel Funds or Intermediate Entities) pursuant to Section 4.1(a) (with respect to the Partnership’s (and/or any Feeder Funds’, Parallel Funds’ and/or Intermediate Entities’) allocable portion of such expenses). The General Partner also may cause the Partnership (and/or any Feeder Funds, Parallel Funds and/or Intermediate Entities) to borrow funds to pay Fund Expenses pursuant to Section 4.1(b). (c) Any amounts paid by SP+ INFRA for or resulting from any instrument or other arrangement designed to hedge or reduce one or more risks associated with an Investment shall be considered a Fund Expense relating to such Investment. SECTION 6.4. Certain Expenses. Notwithstanding anything herein to the contrary, the General Partner shall, to the extent applicable and in the General Partner’s reasonable discretion, specially allocate to a Feeder Fund (including any Feeder Fund Investor) any Fund Expenses and any other expenses, obligations, indemnities or liabilities, contingent or otherwise, of the Partnership relating to such Feeder Fund, as the case may be, it being understood that any such expenses, obligations, indemnities or liabilities relating to a Feeder Fund shall be borne indirectly solely by the Feeder Fund Investor (pro rata based on such Feeder Fund Investor’s interest in such Feeder Fund) and that the obligations of the other Unitholders hereunder in respect of such obligations, indemnities or liabilities shall not in any way be increased as a result thereof. The General Partner may, to the extent applicable, hold all or any portion of any Subscription made by a Feeder Fund pursuant to the preceding sentence in reserve and apply such amounts any time to satisfy any such expenses, obligations, indemnities or liabilities, contingent or otherwise, relating to such Feeder Fund.

37 ARTICLE VII BOOKS AND RECORDS AND REPORTS TO PARTNERS SECTION 7.1. Books and Records. The General Partner shall keep or cause to be kept complete and appropriate records and books of account. Except as otherwise expressly provided herein, the books and records of the Partnership shall be maintained in accordance with U.S. generally accepted accounting principles, consistently applied, and shall be maintained for at least five years following the termination of the Partnership. The books and records shall be maintained or caused to be maintained at the principal office of the Partnership. SECTION 7.2. Federal, State, Local and Non-United States Income Tax Information. The General Partner shall prepare and send, or cause to be prepared and sent, to each Person who was a Partner at any time during a Fiscal Year copies of such information as may be required for U.S. federal, state, local and non-United States income tax reporting purposes, including copies of Schedule K-1 or any successor schedule or form, for such Person. The General Partner will use reasonable efforts to cause the Partnership to provide to each of the Unitholders United States Internal Revenue Service Schedules K-1 (Form 1065) and K-3 (Form 1065) in relation to the Partnership for each taxable year on or before March 31st of the succeeding taxable year. SECTION 7.3. Reports to Partners. (a) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Partnership (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company as permitted under applicable law), the General Partner shall make available to each Person who was a Partner during such period a quarterly report and unaudited financial statements of the Partnership (which may be prepared on a combined basis with respect to the Partnership and/or any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles). The filing of a Form 10-Q with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation. (b) Within one hundred twenty (120) days (subject to reasonable delays in the event of the late receipt of any necessary financial information from any Portfolio Company) after the end of each Fiscal Year of the Partnership, the General Partner shall make available to each Person who was a Partner during such Fiscal Year an annual report and audited financial statements for the Partnership (which may be prepared on a combined basis with respect to the Partnership and any Feeder Funds, Parallel Funds, and Intermediate Entities and their respective alternative vehicles) prepared in accordance with U.S. generally accepted accounting principles. The filing of a Form 10-K with the Securities and Exchange Commission that is made available on the Partnership’s website will be deemed to satisfy this obligation. (c) Notwithstanding anything contained in this Section 7.3, the information contained in any financial statements and reports delivered pursuant to Section 7.3 with respect to any secondary investment in an investment fund (including any Other Stonepeak Account) may be a Fiscal Quarter in arrears because necessary information (including valuation

38 information) in respect of such Investments is delayed past the time that the General Partner determines to provide reporting or financial statements for such period, and in each case the General Partner shall not be deemed to have breached its obligations hereunder to the extent the General Partner is unable to provide any required information with respect to such Investments that are secondary investments in investment funds. SECTION 7.4. Partnership Informational Meetings. The General Partner may hold, from time to time, general informational meetings with the Unitholders, which may be telephonic or held by other means of electronic communication. ARTICLE VIII TRANSFERS AND WITHDRAWALS SECTION 8.1. Transfer of the General Partner. (a) Voluntary Transfer. Without the consent of the Independent Directors, the General Partner shall not have the right to assign, pledge or otherwise transfer its General Partnership Interests; provided, that without the consent of the Unitholders or the Independent Directors the General Partner may, at the General Partner’s expense, (i) be reconstituted as or converted into a corporation, limited liability company or other form of entity (any such reconstituted or converted entity being deemed to be the General Partner for all purposes hereof) by merger, consolidation, conversion or otherwise, or (ii) transfer the General Partnership Interest (in whole or part) or any similar interest of a successor entity to the Partnership to one of its Affiliates. In the event of an assignment or other transfer of all of the General Partnership Interest, its assignee or transferee shall be substituted in its place as general partner of the Partnership and immediately thereafter the General Partner shall withdraw as a general partner of the Partnership. The provisions of this Section 8.1 shall not prevent the General Partner from assigning by way of security or otherwise pledging or granting security over its rights under this Agreement pursuant to the terms of Section 4.1(b) or otherwise as permitted by this Agreement. SECTION 8.2. Assignments/Substitutions by Unitholders. (a) A Unitholder may not directly or indirectly sell, exchange, assign, mortgage, hypothecate, pledge or otherwise transfer its Units (or any interest therein) in whole or in part to any Person unless: (i) such assignment or transfer would not violate the Securities Act or any state securities or “Blue Sky” laws applicable to the Partnership or the Units to be assigned or transferred; (ii) such assignment or transfer would not cause the Partnership to lose its status as a partnership for U.S. federal income tax purposes or cause the Partnership to become required to register under the 1940 Act; (iii) such assignment or transfer would not otherwise cause the Partnership to violate any applicable law, regulation, court order or judicial decree;

39 (iv) such assignment or transfer would not pose a material risk that the Partnership will be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the related regulations; (v) such assignment or transfer would not require the General Partner or the Investment Advisor to register as an investment adviser under the Advisers Act, if it is not already so registered; and (vi) such assignment or transfer would not cause (A) all or any portion of the assets of the Partnership to constitute “plan assets” for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law of any existing or prospective Unitholder, or (B) the General Partner (or other Person responsible for the operation of the Partnership and/or investment of the Partnership’s assets, as contemplated under this Agreement) to become a fiduciary with respect to any existing or prospective Unitholder, pursuant to ERISA or any applicable Other Plan Law or otherwise. To transfer its Units, a Unitholder shall submit an executed form to the Partnership, which form shall be provided by the Partnership upon request. Such transfer will be recorded on the books and records of the Partnership. (b) No assignment, transfer or substitution shall be recognized if the General Partner believes that such assignment, transfer or substitution would cause the Partnership to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder. (c) The General Partner and/or its Affiliates may acquire Units of a transferring Unitholder as a transferee. (d) Any attempted assignment or substitution not made in accordance with this Section 8.2 shall be deemed cancelled. SECTION 8.3. Further Actions. The General Partner may cause this Agreement to be amended to reflect as appropriate the occurrence of any of the transactions referred to in this Article VIII. SECTION 8.4. Withdrawals Generally. Except as expressly provided in this Agreement or otherwise agreed to by the General Partner, no Partner shall have the right to withdraw from the Partnership or to withdraw any part of its Capital Account. SECTION 8.5. Required Withdrawals. (a) A Unitholder may be required to withdraw from the Partnership in whole or in part if in the reasonable judgment of the General Partner: (i) (a) all or any portion of the assets of the Partnership may be characterized as the assets of any Plan for purposes of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law, whether or not such Unitholder is subject to ERISA, the Code or any Similar Law without such withdrawal or (b) the General Partner (or other Persons responsible for the operation of the Partnership and/or investment of the Partnership’s assets as described under this Agreement) may be considered a fiduciary with

40 respect to any Unitholder, for purposes of ERISA, Section 4975 of the Code or any applicable Other Plan Law; (ii) the Partnership or any Partner is reasonably likely to be subject to any requirement to register under the 1940 Act or any other securities laws of any jurisdiction; (iii) a significant delay, extraordinary expense or material adverse effect on the Partnership or any of its Affiliates, any Partners, any Portfolio Company, Investment or any prospective investment is likely to result; provided, that any such Unitholder shall remain liable to the Partnership to the extent of any breach of a representation or covenant made by such Unitholder to the Partnership or the General Partner arising out of or relating to such withdrawal; (iv) the General Partner determines, after consultation with the affected Unitholder and counsel to the General Partner, that the continuing participation in the Partnership by such Unitholder would reasonably be likely to have a materially adverse effect on the Partnership or any of its Affiliates under FATCA absent such withdrawal, or (v) in the General Partner’s sole and absolute discretion, a violation of or non-compliance with any law, rule or regulation (which may include any anti-money laundering or anti-terrorist financing laws, rules, regulations, directives or special measures) applicable to the Partnership (including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the U.S. International Money Laundering Abatement and the Anti-Terrorist Financing Act of 2001 and FATCA) or any material adverse effect on the Partnership or any Partner is likely to result from such Unitholder’s continued interest in the Partnership. (b) Withdrawals pursuant to this Section 8.5 will be effected by the Partnership’s purchase of such Unitholder’s Units (or a portion thereof, as applicable) at the Net Asset Value of such Units at the time of withdrawal, or at such other price as deemed to be fair and equitable by the General Partner in light of the facts and circumstances. No consent of, or execution of any document by, such Unitholder shall be needed to effect the purchase of the Units pursuant to this Section 8.5. (c) Unless the General Partner determines otherwise in its sole discretion, the effective date of any withdrawal pursuant to this Section 8.5 shall be the last day of the month in which notice of such withdrawal was given pursuant to this Section 8.5. SECTION 8.6. Redemption of Units. Notwithstanding Section 8.4, (i) the General Partner shall cause the Partnership to establish the Unit Redemption Program as set forth on Appendix B, and (ii) the Partnership and the General Partner, on behalf of the Partnership, are hereby authorized to redeem Units in accordance with the Unit Redemption Program; provided, that such redemptions do not impair the capital or operations of the Partnership, cause the Partnership to become subject to tax as a corporation or violate the Act. ARTICLE IX DURATION AND TERMINATION OF THE PARTNERSHIP SECTION 9.1. Duration. The Partnership shall continue until it is dissolved upon (a) a determination made by the General Partner at any time in its sole discretion that the dissolution and winding up of the Partnership is in the best interests of the Partnership, (b) a GP Event of Withdrawal, (c) the termination, dissolution or withdrawal of the General Partner, (d) a Cause Event (and the lapse of any cure period with respect to such Cause Event), together with

41 the consent of 75% in Interest to dissolve the Partnership or (e) the entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act. SECTION 9.2. Termination. Upon dissolution of the Partnership, the Partnership shall be wound up and liquidated. The General Partner shall make distributions out of Partnership assets in the following manner and order: (a) first, to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership and all creditors of the Partnership as required by the Act, other than Partners, either by the payment thereof or the making of reasonable provision therefor; (b) second, to establish reserves, in amounts established by the General Partner or such liquidator, to meet other liabilities of the Partnership (including the Management Fee, the Performance Participation Allocation and the Servicing Fee); and (c) third, to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Partnership that are Partners, either by the payment thereof or the making of reasonable provision therefor. The remaining proceeds, if any, plus any remaining assets of the Partnership, shall be applied and distributed pro rata based on the aggregate Net Asset Value of Units held by each Partner by the end of the Fiscal Year during which the liquidation occurs or, if later, within 90 calendar days after the date of such liquidation. For purposes of the application of this Section 9.2 and determining Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Partnership shall be treated as realized and recognized immediately before the date of distribution. ARTICLE X CAPITAL ACCOUNTS AND ALLOCATIONS OF PROFITS AND LOSSES SECTION 10.1. Capital Accounts. (a) A separate capital account (the “Capital Account”) shall be established and maintained for each Partner in accordance with the principles and requirements set forth in Section 704(b) of the Code and the Treasury Regulations. The Capital Account of each Partner shall be credited with such Partner’s Subscription to the Partnership, as well as any concurrent or subsequent contributions to capital, all Profits allocated to such Partner pursuant to Section 10.2 and any items of income or gain which are specially allocated pursuant to Section 10.3 or otherwise pursuant to this Agreement; and shall be debited with all “Losses” allocated to such Partner pursuant to Section 10.2, any items of loss or deduction of the Partnership specially allocated to such Partner pursuant to Section 10.3 or otherwise pursuant to this Agreement, and all cash and the Carrying Value of any property (net of liabilities assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner. To the extent not provided for in the preceding sentence, the Capital Accounts of the Partners shall be adjusted and maintained in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv), as the same may be amended or revised. Any references in any section of this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account

42 as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In furtherance of the foregoing and in accordance with Treasury Regulation §1.1061-3(c)(3)(ii)(B), the Partnership shall, (i) calculate separate allocations attributable to (A) the Performance Participation Allocation and any other distribution entitlements that are not commensurate with capital contributed to the Partnership, and (B) any distribution entitlements of the Partners that are commensurate with capital contributed to the Partnership (in each case, within the meaning of Treasury Regulation §1.1061-3(c)(3)(ii)(B) and as reasonably determined by the General Partner), and (ii) consistently reflect each such allocation in its books and records. Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any Unit in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit. (b) No Partner shall be required to pay to the Partnership or to any other Partner the amount of any negative balance which may exist from time to time in such Partner’s Capital Account. SECTION 10.2. Allocations of Profits and Losses. Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction of the Partnership shall be allocated among the Partners in a manner such that, after giving effect to the special allocations set forth in Section 10.3(d), (e), (f), (g), or elsewhere expressly provided for in this Agreement or the Investment Advisory Agreement, the Capital Account of each Partner, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Partner pursuant to this Agreement if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with this Agreement to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. SECTION 10.3. Special Allocation Provisions. Notwithstanding any other provision in this Article X: (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain or Partner Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any partnership taxable year, the Partners shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-

43 2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). This Section 10.3(a) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4). (b) Qualified Income Offset. In the event any Unitholder unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate the deficit balance in its Capital Account created by such adjustments, allocations or distributions as promptly as possible; provided, that an allocation pursuant to this Section 10.3(b) shall be made only to the extent that a Partner would have a deficit balance in its Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if this Section 10.3(b) were not in this Agreement. This Section 10.3(b) is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith. (c) Gross Income Allocation. In the event any Unitholder has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (i) the amount such Partner is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Unitholder shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 10.3(c) shall be made only if and to the extent that a Unitholder would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article X have been tentatively made as if Section 10.3(b) and this Section 10.3(c) were not in this Agreement. (d) General Partner Expenses. To the extent, if any, that General Partner Expenses and any items of loss, expense or deduction resulting therefrom are deemed to constitute items of Partnership loss or deduction rather than items of loss, or deduction of the General Partner, such General Partner Expenses and other items of loss, expense or deduction shall be allocated 100% to the General Partner and the General Partner’s Capital Account shall be credited with a deemed capital contribution of the same amount. (e) Payee Allocation. In the event any payment to any Person that is treated by the Partnership as the payment of an expense is recharacterized by a taxing authority as a Partnership distribution to the payee as a partner, such payee shall be specially allocated an amount of Partnership gross income and gain as quickly as possible equal to the amount of the distribution. (f) Nonrecourse Deductions. Nonrecourse Deductions shall be allocated pro rata based on the number of Units held by each Partner. (g) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated to the Partner who bears the economic risk of loss with respect

44 to the liability to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). (h) Special Allocations. Any special allocations of income, gain, loss, deduction or credit pursuant to Section 10.3(b) or (c) hereof shall be taken into account in computing subsequent allocations pursuant to this Article X, so that the net amount of any items so allocated and all other items allocated to each Partner shall, to the extent possible, be equal to the net amount that would have been allocated to each Partner if such allocations pursuant to Section 10.3(b) or (c) had not occurred. SECTION 10.4. Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of the Partnership shall be allocated among the Partners in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes; provided, that in the case of any Partnership asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and (c) of the Code (in any manner determined by the General Partner) so as to take account of the difference between Carrying Value and adjusted basis of such asset. Notwithstanding the foregoing, the General Partner may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose. The General Partner shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Partnership (or an adjustment to any Partner’s distributive share thereof), the General Partner may reallocate the adjusted items among each Partner or former Partner (as determined by the General Partner) in accordance with the final resolution of such audit adjustment. SECTION 10.5. Other Allocation Provisions. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Section 10.2 to Section 10.5 may be amended at any time by the General Partner if necessary, to maintain substantial economic effect in accordance with such regulations or to ensure that allocations are in accordance with the Partners’ interests in the Partnership, in each case as reasonably determined by the General Partner. SECTION 10.6. Tax Advances. To the extent the General Partner reasonably determines that the Partnership (or any entity in which the Partnership holds an interest) is or may be required by law to withhold or to make tax payments (including interest and penalties thereon) on behalf of or with respect to any Partner or as a result of a Partner’s participation in the Partnership or as a result of a Partner’s failure to provide requested tax information, including any withholding taxes or any amounts imposed pursuant to FATCA, Section 6225 or Section 1446(f) of the Code (it being understood, however, that the General Partner may rely upon and shall have no duty to independently verify any information provided to it by taxing authorities for the purpose of determining any such tax payments or withholdings hereunder) (“Tax Advances”), the General Partner may withhold or escrow such amounts or make such tax

45 payments as so required. All Tax Advances attributable to a Partner shall, at the option of the General Partner, (i) be paid to the Partnership within five (5) calendar days by the Partner on whose behalf such Tax Advances were made or whose participation resulted in such Tax Advances (as relevant) or (ii) be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Partner or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation of the Partnership otherwise payable to such Partner. Whenever the General Partner selects the option set forth in clause (ii) of the immediately preceding sentence for repayment of a Tax Advance by a Partner, for all other purposes of this Agreement such Partner shall be treated as having received all distributions unreduced by the amount of such Tax Advance. Each Partner hereby agrees to indemnify and hold harmless the Partnership, the General Partner, their Affiliates and their respective members, officers, directors, employees, agents, stockholders or partners, from and against any liability (including, without limitation, any liability for taxes, penalties, additions to tax or interest) with respect to income attributable to or distributions or other payments to such Partner, any Tax Advances required on behalf of or with respect to such Partner or as a result of such Partner’s failure to provide any tax information reasonably requested by the General Partner, although the foregoing in no way limits the provisions of Section 4.2(a). In the event the Partnership is liquidated and a liability or claim is asserted against, or an expense is borne by, the General Partner, any of their Affiliates or any of their respective members, officers, directors, employees, agents, stockholders or partners for Tax Advances made or required to be made, such parties shall have the right to be reimbursed from the Unitholder on whose behalf or as a result of whom such Tax Advance was made. The obligations of a Partner set forth in this Section 10.6 shall survive the withdrawal of any Partner from the Partnership, any transfer of a Partner’s Units, the dissolution, winding up and termination of the Partnership and the termination of this Agreement. SECTION 10.7. Tax Filings. Each Unitholder shall provide such cooperation and assistance, including but not limited to executing and filing forms or other statements, as is reasonably requested by the General Partner to enable the Partnership or any entity in which the Partnership owns a direct or indirect interest to satisfy any applicable tax reporting or compliance requirements or to qualify for an exception from or reduced rate of tax or other tax benefit or be relieved of liability for any tax. SECTION 10.8. Tax Considerations. The General Partner will use reasonable efforts to cause the Partnership to structure its direct and indirect investments in jurisdictions outside of the United States and to conduct the operations of the Partnership so as to avoid any Unitholder (i) having a “permanent establishment” (or other taxable nexus) in any non-U.S. jurisdiction which causes the Unitholder to become subject to tax in any non-U.S. jurisdiction in respect of income not derived from the Partnership, or to become subject to tax in any non-U.S. jurisdiction on a net income basis in respect of income derived from the Partnership, or (ii) being required, in its own capacity, to file any tax returns in any non-U.S. jurisdiction (other than any such filings required to obtain refunds of amounts withheld or to avoid withholding), in each case solely as a result of the Unitholder having invested in the Partnership.

46 ARTICLE XI MISCELLANEOUS SECTION 11.1. Waiver of Partition and Accounting. Except as may be otherwise required by law in connection with the dissolution, winding-up and liquidation of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for an accounting or for partition of any of the Partnership’s property. SECTION 11.2. Amendments; Certain Consents. (a) Except as required by law, this Agreement (including any annexes, exhibits and schedules thereto) may be amended, modified or supplemented, and any provision herein may be waived, by the written consent of the General Partner (including an amendment in the form of a merger, consolidation, conversion or similar transaction into a successor entity to the Partnership); provided that any amendment, modification or supplement that is viewed by the General Partner in its discretion, as a whole together with all such amendments, modifications or supplements, as having a material adverse effect on the Unitholders in the aggregate will require the approval of the Independent Directors; provided, further, that nothing in this Section 11.2 shall in any manner limit the rights and authority of the General Partner to amend this Agreement as contemplated by the terms of Section 2.12. (b) Notwithstanding the foregoing, this Agreement may be amended by the General Partner without the consent of the Unitholders to address changes in tax, regulatory or other similar legislation, including changes in tax laws relating to “carried interest,” which adversely affect the U.S. federal, state or local tax treatment of the Performance Participation Allocation distributions to the Recipient or its direct or indirect owners and which would not add to the obligations (including any tax liabilities) of any Unitholder or otherwise alter any of the rights (including entitlements to distributions or any other economic rights) of such Unitholder without the consent of such Unitholder. (c) Alternatively, in the case of any consent sought by the General Partner under this Agreement (including, without limitation, with respect to any proposed amendment of this Agreement or any anticipated “assignment” (within the meaning of the Advisers Act) by the General Partner of its Units or by the Investment Advisor of the Investment Advisory Agreement), the General Partner may also determine that the consent of any percentage in Units of the Unitholders may also be given and/or obtained as follows: (i) At least 45 days prior to the proposed effective date of such consent, the General Partner shall give written notice to each Unitholder of such matter and shall request such Unitholder to indicate in writing whether or not it consents thereto. If any Unitholder has not indicated in writing within 30 days (or such longer period as the General Partner may specify in its sole discretion) after such notice whether or not it consents to such matter, the General Partner shall promptly provide a second notice to such Unitholder of such matter and shall again request such Unitholder to indicate in writing whether or not it consents thereto and shall state in such second notice that if the Unitholder does not indicate in writing within 14 days (or such longer period as the

47 General Partner may specify in its sole discretion) after such second notice (the end of such fourteenth (14) day or longer period after such notice, the “Notice Date”) whether or not it consents to such matter, such Unitholder shall be deemed to have consented to such matter. Any Unitholder that does not indicate whether or not it consents to such matter by the Notice Date shall be deemed to have consented to such matter. At any time on or prior to the Notice Date, a Unitholder may indicate that it does or does not consent to such matter, but after the Notice Date any indication by a Unitholder that it does not consent to such matter shall not be effective for purposes of the foregoing. (ii) The consent of a particular percentage of Net Asset Value represented by Units of the Unitholders with respect to such matter shall have been received if at any time prior to the Notice Date Unitholders representing such percentage in Units of the Unitholders have affirmatively consented to such matter or if as of the Notice Date Unitholders representing such percentage in Units of the Unitholders have either affirmatively consented to such matter or are deemed to have consented to such matter as provided above. (d) The General Partner shall have the right to amend this Agreement without the approval of any other Partner to the extent the General Partner reasonably determines, based upon written advice of outside tax counsel to the Partnership, that the amendment is necessary to provide assurance that the Partnership will not be treated as a “publicly traded partnership” under Section 7704 of the Code and the regulations promulgated thereunder. (e) The General Partner shall have the right, on or before the effective date of final regulations, to amend, as determined by the General Partner in good faith, this Agreement to provide for the election of a safe harbor under United States Treasury Regulations Section 1.83-3(l) (or any similar provision) under which the fair market value of any Units that are transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, an agreement by the Partnership and all of its Partners to comply with the requirements set forth in such regulations and IRS Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all Units transferred in connection with the performance of services while the election remains effective, and any other amendments reasonably related thereto or reasonably required in connection therewith; provided, that if such amendment, in the General Partner’s reasonable opinion, would be materially adverse to the economic interests of the Unitholders, such amendment will require the consent of each Partner materially adversely affected thereby. (f) Upon obtaining such approvals required by this Agreement and without any further action or execution by any other Person, including any Unitholder, (i) any amendment, restatement, modification or waiver of this Agreement shall be implemented and reflected in a writing executed solely by the General Partner which shall be provided to the Unitholders pursuant to Section 11.6 herein and (ii) the Unitholders, and any other party to this Agreement, shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement. SECTION 11.3. Entire Agreement. This Agreement and the other agreements referred to herein constitute the entire agreement among the parties hereto with respect to the

48 subject matter hereof and supersede any prior agreement or understandings among them, oral or written with respect to the subject matter hereof, all of which are hereby cancelled; provided, that this Agreement shall not cancel or supersede any agreement between the General Partner or the Partnership and a Unitholder that does not specifically modify this Agreement. SECTION 11.4. Governing Law; Severability. It is the intention of the parties hereto that the internal laws of the State of Delaware and, in particular, the provisions of the Act, shall govern the validity of this Agreement, the construction of its terms and interpretation of the rights and duties of the parties hereto. Each provision of this Agreement is considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes herein is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to the Act or existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions herein that are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. SECTION 11.5. Jurisdiction; Venue; Trial by Jury. (a) Subject to Section 11.5(b), any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced in the courts of the State of Delaware (or, if the General Partner determines and a Unitholder agrees as of such Unitholder’s admission date, in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York), to the extent subject matter jurisdiction exists therefor, or of the United States for the District of Delaware, and the parties irrevocably submit to the jurisdiction of all such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware (or, if the General Partner determines and a Unitholder agrees as of such Unitholder’s admission date, in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York) and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum. (b) EACH PARTNER AND THE PARTNERSHIP WAIVES, AND COVENANTS THAT SUCH PARTNER AND THE PARTNERSHIP SHALL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTNER OR THE PARTNERSHIP OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. THE PARTNERSHIP OR ANY PARTNER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.5(B) WITH ANY COURT IN ANY JURISDICTION AS WRITTEN EVIDENCE OF THE CONSENT OF

49 THE PARTNERS TO THE WAIVER OF THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY. SECTION 11.6. Notices. (a) Any notice to any Unitholder shall be at the address or electronic mail address of such Partner set forth in such Unitholder’s Subscription Agreement or such other mailing address or electronic mail address of which such Unitholder shall advise the General Partner or transfer agent in writing. Any notice to the Partnership or the General Partner shall be sent to the sources listed in the Memorandum or as directed on the Partnership’s website or other investor resources. The General Partner may at any time change the location to which notices to the Partnership or the General Partner shall be directed. Notice of any such change shall be given to the Partners on or before the date of any such change. (b) Any notices, reports or communications that may or are required to be given hereunder (and/or by or pursuant to applicable law) shall be deemed to have been duly given if (i) personally delivered or delivered by facsimile, when received, (ii) sent by United States Post Office’s Express Mail or by another recognized overnight courier service on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by e-mail, when received, (iv) in the case of a filing with the Securities and Exchange Commission, on the day such filing is made and posted on the Partnership’s website or (v) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Unitholder has received confirmation of such posting and access instructions by electronic mail, when such confirmation is sent. (c) For all purposes of this Agreement, a written vote, approval or consent of any Unitholder or any member of the Board of Directors shall, to the fullest extent permitted by applicable law, be deemed to include any vote, approval or consent given by electronic medium (whether through e-mail, via elections or other communications transmitted through a secure website maintained by the Partnership or its Affiliates, or otherwise). SECTION 11.7. Successors and Assigns. Except with respect to the rights of an Indemnitee hereunder, none of the provisions of this Agreement shall be for the benefit of or enforceable by the creditors of the Partnership except (a) for any lender that provides financing in accordance with Section 4.1(c) of this Agreement, (b) any Indemnitee pursuant to, and to the extent permitted by, Section 4.3 and/or (c) to the extent the applicable Unitholder has agreed in writing. This Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, heirs, successors and permitted assigns. SECTION 11.8. No Waiver. No failure on the part of any party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law.

50 SECTION 11.9. Counterparts and Execution. This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered, executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt a Person’s execution and delivery of this Agreement by electronic signature and electronic transmission (jointly, an “Electronic Signature”), including via Docusign or other similar method, shall constitute the execution and delivery of a counterpart of this Agreement by or on behalf of such Person and shall bind such Person to the terms of this Agreement. The parties hereto agree that this Agreement and any additional information incidental hereto may be maintained as electronic records. Any Person executing and delivering this Agreement by Electronic Signature further agrees to take any and all reasonable additional actions, if any, evidencing its intent to be bound by the terms of this Agreement, as may be reasonably requested by the General Partner. SECTION 11.10. Headings, Internal References. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for convenience and reference purposes only and shall not be deemed to alter or affect in any way the meaning or interpretation of any provisions of this Agreement. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. SECTION 11.11. Interpretation; Compliance with Laws. (a) Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Subject to Section 11.11(b), whenever in this Agreement a Person is permitted or required to make a decision (i) in its “sole discretion” or “sole and absolute discretion”, the Person shall be entitled to consider any interests and factors as it desires, including its own interests, or (ii) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. In no way does this Section 11.11 eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing under the Act. The terms “hereof” or “herein” as each appears in this Agreement shall each be interpreted to refer to this Agreement as a whole unless the context otherwise requires. (b) Notwithstanding the foregoing, it is understood and agreed that (i) the General Partner serves in a fiduciary capacity with respect to the Partnership pursuant to the Act as modified by this Agreement, (ii) the General Partner shall use reasonable best efforts to comply, and cause the Partnership to comply, at all times and in all material respects with all applicable laws, rules and regulations, and (iii) in no way does Section 11.11 eliminate or modify the General Partner’s implied contractual covenant of good faith and fair dealing or its general

51 fiduciary obligation as modified by this Agreement to act in a manner that it reasonably believes to be in or not opposed to the best interests of the Unitholders; provided, that it is understood, however, that none of the foregoing shall modify the standard of care or the principles regarding indemnification and exculpation of the General Partner and its Affiliates set forth in Sections 4.2, 4.3 and the penultimate sentence of Section 11.11(a) above. SECTION 11.12. Partnership Tax Treatment. The Partners intend for the Partnership to be treated as a partnership for U.S. federal income tax purposes and no election to the contrary shall be made unless the General Partner in its sole discretion determines that other treatment or election is in the best interests of the Partnership. SECTION 11.13. Partnership Counsel. Counsel to the Partnership may also be counsel to the General Partner and its Affiliates. The General Partner may execute on behalf of the Partnership and the Partners any Consent to the representation of the Partnership that counsel may request pursuant to the New York Rules of Professional Conduct or similar rules in any other jurisdiction (“Rules”). The General Partner has retained Simpson Thacher & Bartlett LLP as legal counsel to the General Partner and the Partnership (“Partnership Counsel”) in connection with the formation of the Partnership and may retain Partnership Counsel in connection with the operation of the Partnership, including making, holding and disposing of Investments. Each Unitholder acknowledges that Partnership Counsel does not represent any Unitholder (in its capacity as such) in the absence of a clear and explicit written agreement to such effect between such Unitholder and Partnership Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement, Partnership Counsel shall owe no duties to any Unitholder (in such capacity), whether or not Partnership Counsel has in the past represented or is currently representing such Unitholder with respect to other matters. In the event any dispute or controversy arises between any Unitholder and the Partnership, or between any Unitholder or the Partnership, on the one hand, and the General Partner (or an Affiliate thereof) that Partnership Counsel represents, on the other hand, then each Unitholder agrees that Partnership Counsel may represent either the Partnership or the General Partner (or its Affiliate), or both, in any such dispute or controversy to the extent permitted by the Rules, and each Unitholder hereby Consents to such representation. Each Unitholder further acknowledges that, whether or not Partnership Counsel has in the past represented such Unitholder with respect to other matters, Partnership Counsel has not represented the interests of any Unitholder in the preparation and negotiation of this Agreement. SECTION 11.14. Confidentiality. (a) Except as otherwise required by law, including, without limitation, any public disclosure law relating to governmental entities, each Unitholder will maintain the confidentiality of information which is Non-Public Information received by such Unitholder pursuant to this Agreement in accordance with such procedures as it applies generally to information of this kind, and shall use such Non-Public Information solely in connection with monitoring such Unitholder’s investment in the Partnership or otherwise with respect to their Units and agrees in that regard not to trade in securities on the basis of any such information. All communications between the General Partner or the Investment Advisor, on the one hand, and any Unitholder, on the other, shall be presumed to include confidential, proprietary, trade secret and other sensitive information; provided, that the foregoing shall not limit the ability of any

52 Unitholder to furnish any such information to (i) its Affiliates or advisors or (ii) examiners, auditors, inspectors, attorneys, or persons with similar responsibilities or duties of a nationally recognized industry self-regulatory association, federal or state regulatory body or federal, state or local taxation authority; provided, further, that such Unitholder shall be liable to the Partnership and the General Partner for any such Affiliate’s or advisor’s failure to comply with the foregoing. The Partners hereby acknowledge that pursuant to § 17-305(f) of the Act the rights of a Unitholder to obtain information from the Partnership shall be limited to only those rights expressly provided for in this Agreement, and that any other rights provided under § 17- 305(a) of the Act shall not be available to the Unitholders or applicable to the Partnership. (b) Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3), each Unitholder (and any employee, representative or other agent of such Unitholder) may disclose to any and all Persons, without limitation of any kind, the U.S. federal tax treatment and tax structure of the Partnership or any transactions contemplated by the Partnership, it being understood and agreed, for this purpose (i) the name of, or any other identifying information regarding, (A) the Partnership or any existing or future investor (or any Affiliate thereof) in the Partnership, or (B) any investment or transaction entered into by the Partnership, (ii) any performance information relating to the Partnership or its Investments or (iii) any performance or other information relating to other investments sponsored by the General Partner, the Investment Advisor or their Affiliates, does not constitute such tax treatment or structure information. (c) In order to preserve the confidentiality of certain information disseminated by the General Partner or the Partnership under this Agreement that a Unitholder is entitled to receive pursuant to the provisions of this Agreement, including, but not limited to, quarterly, annual and other reports (other than the IRS Forms 1065, Schedule K-1s), and information provided at the Partnership’s informational meetings, the General Partner may (i) provide to such Unitholder access to such information only on the Partnership’s website in password protected, non-downloadable, non-printable format, (ii) to the maximum extent permitted by law, require such Unitholder to return any copies of information provided to it by the General Partner or the Partnership and/or (iii) redact or otherwise omit any Portfolio Company specific information included in any such reports or materials if the General Partner determines that providing such information would be contrary to the best interests of the Partnership or any Portfolio Company or prospective Portfolio Company. (d) Any obligation of a Unitholder pursuant to this Section 11.14 may be waived by the General Partner in its sole discretion. (e) Notwithstanding anything to the contrary herein, nothing in this Agreement (including Sections 11.14(a)-(d) above) and/or any other agreement regarding any Unitholder’s Units in the Partnership prohibits or restricts any individual from reporting possible violations of U.S. federal, state or local law or regulation to any governmental agency or regulatory authority (including but not limited to the U.S. Securities and Exchange Commission) and/or cooperating or communicating with any such governmental agency or regulatory authority in connection with any such possible violation, in each case as is consistent with applicable law, to the extent such activity is protected under the whistleblower provisions of U.S.

53 federal, state or local law, and without any prior notice to or authorization from the General Partner. SECTION 11.15. Compliance with Anti-Money Laundering Requirements. Notwithstanding any other provision of this Agreement to the contrary, the General Partner or its designees (including any administrator, transfer agent or counsel), in its own name and on behalf of the Partnership, shall be authorized without the consent of any Person, including any other Partner, to take such action (including requiring any Unitholder to provide it with information) as it determines in its sole discretion to be necessary or advisable to comply with any anti-money laundering or anti-terrorism financing laws, rules, regulations, directives or special measures, including the actions contemplated by the Subscription Agreements. * * *

[Signature page to Stonepeak-Plus Infrastructure Fund LP Fourth A&R LPA] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written. GENERAL PARTNER: STONEPEAK-PLUS INFRASTRUCTURE FUND ASSOCIATES LP By: Name: Adrienne Saunders Title: Senior Managing Director & General Counsel / Chief Compliance Officer

Appendix A FORM OF INVESTMENT ADVISORY AGREEMENT SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (this “Agreement”), dated as of May 4, 2026, by and between Stonepeak-Plus Infrastructure Fund LP, a Delaware limited partnership (the “Partnership”), and Stonepeak-Plus Infrastructure Fund Advisors LLC, a Delaware limited liability company (the “Investment Advisor”). WHEREAS, the Partnership desires that the Investment Advisor originate and recommend investment opportunities to the Partnership, monitor and evaluate Investments and perform administrative services for the Partnership as requested by the General Partner, and the Investment Advisor desires to render such services to the Partnership in consideration of a management fee and other compensation as hereinafter specified; WHEREAS, the engagement of the Investment Advisor by the Partnership is authorized by the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 4, 2026 (as further amended and/or restated from time to time, the “Partnership Agreement”); WHEREAS, the Partnership and the Investment Advisor entered into the Investment Advisory Agreement dated as of May 2, 2025; WHEREAS, the Partnership and the Investment Advisor entered into an Amended and Restated Investment Advisory Agreement, dated as of October 31, 2025 (as amended by that certain Amendment No. 1 thereto, dated as of March 30, 2026, the “Existing Advisory Agreement”); and WHEREAS, the parties desire to enter into this Agreement to amend certain provisions of the Existing Advisory Agreement as more fully set forth herein in accordance with Section 9(a) of the Existing Advisory Agreement. NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows: 1. Defined Terms. The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Section 1 or, if not so specified, shall have the meanings specified in Article I of the Partnership Agreement. “Initial Fund Expenses Support” shall have the meaning specified in Section 6 hereof. “Management Fee” shall have the meaning specified in Section 3(a) hereof. “Organizational and Offering Expenses” shall have the meaning specified in Section 5 hereof. “Other Fees” shall mean any fees earned by the Investment Advisor and its Affiliates in connection with Investments and from the Partnership’s unconsummated

2 transactions, including, but not limited to, break-up and topping fees, monitoring and directors’ fees, commitment, financing and organization fees, set-up fees, consulting fees, asset management fees, investment banking fees, closing and transaction fees, acquisition fees, divestment fees, any other fees set forth in Section 6.2(b) of the Partnership Agreement and other similar fees. For the avoidance of doubt, (i) Other Fees shall not include stock options, restricted stock grants or other compensation granted or paid by Portfolio Companies to (or with respect to) employees or members of the Investment Advisor or its Affiliates who serve in bona fide, non-director management capacities (or other operational capacities involving a material portion of such employee’s business time) at Portfolio Companies and all such amounts paid to any such Persons shall be deemed to be compensation for such Persons’ service in such capacities irrespective of whether such Persons also serve on the board of directors or other comparable body of the applicable Portfolio Company unless and to the extent any such amounts are explicitly designated in writing by the Portfolio Company to the Partnership or the Investment Advisor at the time of payment as directors’ fees payable to the Investment Advisor or its Affiliates in return for the designated board seat thereof, (ii) the Investment Advisor and its Affiliates may receive fees and/or payments from entities or vehicles other than the Partnership’s Portfolio Companies, including from joint venture partners, co-investors and other counterparties in relation to one or more transactions otherwise involving the Partnership, and such fees and/or payments shall not be considered Other Fees or be applied to reduce the Management Fees borne by Unitholders and (iii) Other Fees shall not include (A) Subscription Fees and Servicing Fees, (B) any fees or payments as agreed or approved by the Independent Directors and (C) any fees and/or other payments received by the Investment Advisor or its Affiliates in connection with the performance of aviation and aviation-related services in connection with any investment made by the Partnership or any Parallel Fund, any Other Stonepeak Account or any Affiliate thereof so long as such fees and/or payments are on arm’s-length terms (it being understood that such fees and/or payments shall be deemed to be on arm’s-length terms if they are paid to the Investment Advisor or its Affiliates on the same terms as they are paid to a non-affiliated capital markets or credit advisory advisor, as determined by the General Partner in good faith). In addition, the Investment Advisor or one or more of its Affiliates (including the Stonepeak Broker Dealer) have launched a capital markets and/or credit advisory function, including but not limited to a business to advise on the issuance of debt or equity and/or to participate in loan origination, syndication, placement and/or servicing of debt and/or equity securities (including for portfolio companies or entities formed to invest therein), and should any such business receive underwriting spreads or other fees of any kind with respect to any such activities, including spreads or fees (including advisory fees) from any Portfolio Company of the Partnership, any Other Stonepeak Account or any other investment vehicle sponsored by the General Partner, the Investment Advisor or their respective Affiliates, any such spreads or fees will not be treated as Other Fees even if paid by or on behalf of, or are otherwise derived from, Portfolio Companies of the Partnership so long as such spreads or fees are on arm’s-length terms (it being understood that such spreads or fees shall be deemed to be on arm’s-length terms if they are paid to the Investment Advisor, the Stonepeak Broker Dealer or one or more of their respective Affiliates on the same terms as they are paid to a non-affiliated capital markets or credit advisory advisor). “Reduction Amount” shall have the meaning specified in Section 4 hereof. “Specified Expenses” shall mean all expenses incurred in the business of the Partnership, including Organizational and Offering Expenses, with the exception of (i) the

3 Management Fee, (ii) the Performance Participation Allocation, (iii) the Servicing Fee, (iv) any distribution fees or subscription fees payable to a distribution agent, (v) portfolio company level expenses, (vi) brokerage costs or other investment-related out-of-pocket expenses, including with respect to unconsummated transactions, (vii) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Partnership or any Person through which the Partnership invests), (viii) taxes, (ix) ordinary corporate operating expenses (including costs and expenses related to hiring, retaining, and compensating employees and officers of the Partnership), (x) certain insurance costs and (xi) extraordinary expenses (as determined in the sole discretion of the Investment Advisor). 2. Provision of Services by the Investment Advisor. (a) The Investment Advisor shall originate and recommend to the Partnership investment opportunities consistent with the purposes of the Partnership, monitor and evaluate Investments and provide such other services related thereto as the Partnership may reasonably request. (b) The Investment Advisor shall (directly or through an Affiliate) maintain a staff trained and experienced in the business of identifying and structuring transactions contemplated by the Partnership Agreement. Services to be rendered by the Investment Advisor in connection with the Partnership’s investment program shall include: (i) analysis and investigation of potential Portfolio Companies, including their products, services, markets, management, financial situation, competitive position, market ranking and prospects for future performance and analyzing other Investments, including primary and secondary investments in funds; (ii) analysis and investigation of potential dispositions of Investments, including identification of potential acquirers and evaluation of offers made by such potential acquirers; (iii) structuring of acquisitions of Investments, including through any Intermediate Entities; (iv) identification of bank and institutional sources of financing, arrangement of appropriate introductions and marketing of financing proposals; (v) supervision of the preparation and review of all documents required in connection with the acquisition, disposition or financing of each Investment; (vi) monitoring the performance of Portfolio Companies and, where appropriate, providing advice to the management of the Portfolio Companies at the policy level during the life of an Investment; (vii) arranging and coordinating the services of other professionals and consultants, including Stonepeak; and (viii) providing the Partnership with such other services as the General Partner may, from time to time, appoint the Investment Advisor to be responsible for and perform.

4 (c) Notwithstanding the services provided by the Investment Advisor, the Investment Advisor shall not be authorized to manage the affairs of, act in the name of, or bind the Partnership. The management, policies and operations of the Partnership shall be the responsibility of the General Partner acting pursuant to and in accordance with the Partnership Agreement, and all decisions relating to Partnership matters, including, without limitation, the acquisition, management and disposition of Investments, shall be made by the General Partner acting pursuant to and in accordance with the Partnership Agreement. (d) The General Partner, on behalf of the Partnership, shall appoint the Investment Advisor to be responsible for and perform all functions as, in the General Partner’s reasonable discretion, constitute: (i) portfolio management and risk management functions in respect of the Partnership, and (ii) such other functions or responsibilities (if any) as the General Partner determines are appropriate to be carried out by the Investment Advisor, in each case, in substitution for, and to the exclusion of, the General Partner. The General Partner will monitor the Investment Advisor’s performance of such functions. For the avoidance of doubt, the Investment Advisor shall be permitted to engage one or more Affiliates to serve as a sub-manager. 3. Management Fee and Other Fees. (a) Pursuant to Section 6.2 of the Partnership Agreement, the Partnership (directly or indirectly through an Intermediate Entity) shall pay to the Investment Advisor a management fee with respect to each class, or each series of a class, of Units (the “Management Fee”), calculated in the manner set forth below. (b) The Management Fee shall be calculated and paid monthly by the Partnership (directly or indirectly through an Intermediate Entity) in arrears on the last Business Day of each calendar month and shall, with respect to each class, or each series of a class, of Units, be equal to, in the aggregate, the product of (x) the applicable Management Fee rate with respect to such class or such series of a class as set forth in the Memorandum multiplied by (y) the month-end Net Asset Value attributable to such class or such series of a class. The Management Fee shall be payable by the Partnership before giving effect to any accruals for the Management Fee, the Servicing Fee, the Performance Participation Allocation, Unit redemptions (and pending redemptions), any distributions and without taking into account accrued and unpaid taxes of any Intermediate Entity (including Corporations) through which the Partnership indirectly invests in an Investment (or any comparable entities of any Other Stonepeak Account in which the Partnership directly or indirectly participates), or taxes paid by any such entity during the applicable month. The Partnership, any Feeder Fund and/or Parallel Fund will each be obligated to pay (without duplication) its proportional share of the Management Fee with respect to each class, or each series of a class, of Units based on its proportional interest in the Master Aggregator or any other Intermediate Entity(ies) with respect to such class or such series of a class. The Investment Advisor may elect to receive the Management Fee in cash, Units of the Partnership and/or any Parallel Fund and/or shares, units or interests (as applicable) of Intermediate Entities (which may, for the avoidance of doubt, be paid or allocated directly by an Intermediate Entity). If the Management Fee is paid in Units, such Units may be redeemed by the Partnership at Net Asset Value at the Investment Advisor’s request and will not be subject to the volume limitations of the Unit Redemption Program or the Early Redemption Deduction of the Unit Redemption Program.

5 (c) The Partnership recognizes that the Investment Advisor and its Affiliates may receive Other Fees, all as contemplated by Section 4 hereof, and agree that the Management Fee payable hereunder shall not be affected thereby, except as contemplated by Section 4 hereof. (d) The Management Fee for each of (i) the first calendar month following the Initial Closing Date and (ii) the last calendar month of SP+ INFRA shall each be prorated for the number of days in such period. (e) Notwithstanding anything to the contrary in this Agreement, the Investment Advisor will forgo an amount of its monthly Management Fee and/or pay, absorb, or reimburse certain expenses of the Partnership, to the extent necessary so that, for the first full calendar year of the Partnership’s life, the Partnership’s annual Specified Expenses do not exceed 0.60% of the Partnership’s Net Asset Value as of the end of each calendar month. 4. Other Fees. (a) Any Other Fees shall be paid directly to the Investment Advisor or its Affiliates; provided, that such Other Fees shall be allocated among the Partnership, any Parallel Funds, any other investment vehicles and accounts managed or advised by Stonepeak and any third parties investing in the same or substantially similar securities as those in which the foregoing entities invested (but only to the extent such third parties directly or indirectly pay or bear such Other Fees), based upon their relative percentage interests in the relevant Investment, including any percentage interests attributable to Affiliates of the General Partner (or, in the case of net break-up and topping fees, proposed percentage interests); and provided further, that any such fees received in-kind shall, as applicable, be valued as of the date of receipt (other than fees described in Section 4(c) below) in the manner set forth in Section 4.6 of the Partnership Agreement. Notwithstanding anything to the contrary contained herein or in the Partnership Agreement, the Management Fee paid by the Partnership with respect to each class, or each series of a class, of Units shall be reduced by an amount (the “Reduction Amount”) equal to 100% of the Partnership’s pro rata share of Other Fees allocable to the Units in such class or such series of a class (net of reasonable out-of-pocket expenses incurred by the Investment Advisor or its Affiliates (and not otherwise reimbursed) during the immediately preceding monthly period in connection with the transaction out of which such fees arose (but shall not be net of all other direct or administrative costs allocable to such fees), it being understood that the Investment Advisor or its Affiliates may seek to have all such reasonable out-of-pocket expenses and costs reimbursed or paid by the company in respect of which such expenses and costs are generated (which shall not be considered a fee for purposes of calculating the Reduction Amount)). In the event the Investment Advisor and its Affiliates have paid any Broken Deal Expenses allocable to Units in a relevant class or series of a class, in lieu of having them paid by the Partnership, then the Reduction Amount with respect to such class or such series of a class for such monthly period will be decreased by the amount of such Broken Deal Expenses then or previously paid by the Investment Advisor and its Affiliates with respect to such class or such series of a class to the extent that such Broken Deal Expenses have not already been applied against the Reduction Amount. The Reduction Amount with respect to any class or series of a class for each monthly period shall be applied to reduce the Management Fee payable with respect to such class or such series of a class for such monthly period (but not to an amount below zero) and to the extent not so applied shall be carried forward for application against future installments of the Management Fee with respect to such class or such series of a class until such Reduction Amount is fully utilized in reducing the Management Fee with respect to

6 such class or such series of a class. To the extent such excess Reduction Amount with respect to such class or such series of a class remains unapplied upon (i) the Partnership’s final distribution of assets or (ii) the redemption (or withdrawal) of all of the Units in such class or such series of a class, the Investment Advisor or an Affiliate thereof shall retain such unapplied amount. For purposes of this paragraph, the Partnership’s pro rata share of Other Fees shall be allocated among classes or series of classes pro rata based on their respective percentage interests in the relevant Portfolio Company in respect of which such Other Fees are received. (b) The Investment Advisor and its Affiliates may receive fees (including fees of the type described in the term “Other Fees”) from companies other than SP+ INFRA’s Portfolio Companies and their Affiliates and those involved in SP+ INFRA’s unconsummated transactions, including in connection with a joint venture in which SP+ INFRA participates or otherwise with respect to assets or other interests retained by a seller or other commercial counterparty of SP+ INFRA and/or as otherwise described in the Memorandum. The Investment Advisor and its Affiliates shall have no obligation to reduce the Management Fee in respect of such fees or share such fees in any way with SP+ INFRA or the Unitholders. (c) For purposes of this Section 4, any Other Fees received in the form other than cash, including stock options (or similar instruments) and “cheap stock”, shall be valued in the earlier of (i) the Fiscal Quarter in which such property is disposed of (including, in the case of options, the securities underlying the options and in which case the value for purposes of calculating Reduction Amounts shall equal the value received by the holder thereof net of the exercise price), (ii) the Fiscal Quarter in which there is a Disposition of the related Investment by the Partnership or (iii) the termination of the Partnership. (d) On any calculation date and for all purposes hereunder, any unapplied Reduction Amount with respect to any class or series of a class shall be treated as an asset of the Partnership for the purposes of calculating Net Asset Value and gross asset value (excluding, in each case to avoid double counting, any unapplied reduction for Other Fees which have been capitalized and treated as an asset for purposes of calculating Net Asset Value and gross asset value or the payment of which did not otherwise reduce Net Asset Value and gross asset value). 5. Organizational and Offering Expenses. The Investment Advisor hereby agrees to advance all of SP+ INFRA’s organizational and offering expenses on SP+ INFRA’s behalf (including legal, accounting, advertising, printing, mailing, subscription processing and filing fees and expenses, due diligence expenses of participating placement agents or financial intermediaries (including third-party marketing material compliance reviews), capital raising expenses, costs in connection with preparing sales materials, design and website expenses, fees and expenses of each entity (including, as applicable, transfer agent, administrator and depository fees, fees paid to public relations, advertising or consulting business, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for travel, lodging, entertainment and meals, and including all similar organizational and offering expenses of any Feeder Funds, Parallel Funds and/or Intermediate Entities primarily organized to invest in SP+ INFRA to the extent not paid by such Feeder Funds, Parallel Funds and/or Intermediate Entities or their investors, as applicable, but excluding Subscription Fees and Servicing Fees)) (collectively, “Organizational and Offering Expenses”) through the second anniversary of the Initial Closing Date. SP+ INFRA will be obligated to reimburse the Investment Advisor for all such advanced

7 Organizational and Offering Expenses when and if requested by the Investment Advisor over the 60 months following the second anniversary of the Initial Closing Date. The Investment Advisor will determine what Organizational and Offering Expenses are attributable to the Partnership or any Feeder Fund, Parallel Fund or Intermediate Entity, in its sole discretion. 6. Initial Fund Expenses Support. The Investment Advisor may, in its discretion, advance all or a portion of the Fund Expenses (excluding Organizational and Offering Expenses) to be borne by SP+ INFRA and the appropriately apportioned expenses relating to the Portfolio Companies, Feeder Funds, Parallel Funds and/or Intermediate Entities to the extent not paid by such Portfolio Companies, Feeder Funds, Parallel Funds and/or Intermediate Entities, in each case as determined pursuant to the terms of this Agreement and the Partnership Agreement (collectively, “Initial Fund Expenses Support”) through the second anniversary of the Initial Closing Date. SP+ INFRA will reimburse the Investment Advisor for such advanced Initial Fund Expenses Support when and if requested by the Investment Advisor by no later than the date that is sixty (60) months after the second anniversary of the Initial Closing Date. The Investment Advisor will determine the portion of Initial Fund Expenses Support that is attributable to the Partnership or any Portfolio Company, Feeder Fund, Parallel Fund and/or Intermediate Entity in its sole discretion. 7. Exculpation and Indemnification. The parties hereto acknowledge that the Investment Advisor and its direct and indirect beneficial owners, officers, directors, members, partners, employees, agents, stockholders and Affiliates are beneficiaries of and shall be bound by and deemed subject to the exculpation and indemnification provisions of Sections 4.2 and 4.3 of the Partnership Agreement. 8. Term. The term of this Agreement shall be the same as the term of the Partnership Agreement as set forth in Section 9.1 thereof. This Agreement shall be terminated upon the earliest to occur of (a) the decision of the Partnership in the sole discretion of the General Partner upon sixty (60) days’ notice to so terminate, (b) the bankruptcy or termination of the Investment Advisor, and (c) the termination of the Partnership. 9. Miscellaneous. (a) This Agreement may be amended, modified or supplemented at any time and from time to time by an instrument in writing signed by each party hereto, or their respective successors or assigns (including, without limitation, amendments to conform to successor entities and applicable regulatory requirements), or otherwise as provided herein, and any provision herein may be waived, by the written consent of the General Partner; provided, that any amendment, modification or supplement that, in the General Partner’s discretion, viewed as a whole together with all such amendments, modifications or supplements, would have a material adverse effect on the Unitholders in the aggregate will require the prior approval of the Independent Directors. (b) Any notice shall be deemed to have been duly given if (i) personally delivered, when received, (ii) sent by United States Express Mail or recognized overnight courier on the second following Business Day (or third following Business Day if mailed outside the United States), (iii) delivered by electronic mail, when received, or (iv) posted on a password protected website maintained by the Partnership or its Affiliates and for which any Unitholder has received access instructions by electronic mail, when posted.

8 (c) This Agreement shall bind any successors or assigns of the parties hereto as herein provided. (d) This Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) and any additional information incidental thereto may be presented, delivered executed and/or maintained in as many counterparts as necessary or convenient, including both counterparts that are executed on paper and counterparts that are electronic records and executed electronically, and each executed counterpart shall be deemed an original. All such counterparts shall constitute one and the same document. For the avoidance of doubt, any party’s execution and delivery of this Agreement (or any agreement, document or notice required or permitted by this Agreement, or any amendment to this Agreement) by electronic signature and/or electronic transmission shall constitute the execution and delivery of a counterpart of the executed document by or on behalf of such party and shall bind such party to its terms. The authorization under this Section 9(d) may include, without limitation, a manually signed paper document which has been converted into electronic form (such as scanned into PDF format or transmitted via facsimile), or an electronically signed document converted into another format, for transmission, delivery and/or retention. (e) This Agreement is intended to create, and creates, a contractual relationship for services to be rendered by the Investment Advisor acting in the ordinary course of its business as an independent contractor and is not intended to create, and does not create, a partnership, joint venture or any like relationship among the parties hereto (or any other parties). The provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York. (f) Without the consent of a majority of the Independent Directors (which, for the avoidance of doubt, would include all of the Independent Directors in the event there were two or fewer Independent Directors on the Board of Directors), the Investment Advisor shall not assign, sell or otherwise dispose of all or any part of its right, title and interest in and to this Agreement, except to an Affiliate thereof; provided, that nothing in this Agreement shall preclude changes in the composition of the members constituting the limited liability company which is the Investment Advisor so long as Stonepeak and its Affiliates control such limited liability company; provided, further, that such limited liability company may be reconstituted from the limited liability company form to the limited partnership form, the general partnership form or to the corporate form or vice versa or any other form of entity so long as Stonepeak and its Affiliates control such reconstituted entity; provided, further, that for the avoidance of doubt, the Investment Advisor may make a collateral assignment of all or any portion of its rights to receive Management Fees and Other Fees, or the account(s) into which such fees are received, to secure indebtedness incurred by the Investment Advisor and/or its Affiliates so long as the secured party shall not have any right to become the Investment Advisor hereunder or exercise or perform any the Investment Advisor’s responsibilities hereunder (other than to enforce the rights of the Investment Advisor with respect to the payment of the Management Fee). (g) No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies

9 provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. [Rest of page intentionally left blank]

[Signature page to Stonepeak-Plus Infrastructure Fund LP Second A&R IAA] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their representatives thereunto duly authorized effective as of the day and year first above written. STONEPEAK-PLUS INFRASTRUCTURE FUND LP By: Stonepeak-Plus Infrastructure Fund Associates LP, its general partner By: ______________________________ Name: Title: STONEPEAK-PLUS INFRASTRUCTURE FUND ADVISORS LLC By: ______________________________ Name: Title:

Appendix B Stonepeak-Plus Infrastructure Fund LP Unit Redemption Program Definitions Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Partnership Agreement. Feeder – shall mean Stonepeak-Plus Infrastructure Fund (TE) LP, a Delaware limited partnership. Fund – shall mean the Partnership, together with any Parallel Funds, any Feeder Funds, the Aggregators, the Lower Funds and any other Intermediate Entities, collectively. Partnership – shall mean Stonepeak-Plus Infrastructure Fund LP, a Delaware limited partnership. Partnership Agreement – shall mean the Fourth Amended and Restated Limited Partnership Agreement of the Partnership, as may be further amended, supplemented or restated from time to time. Redemption Date – shall mean the last calendar day of the applicable calendar quarter. Redemption Price – shall mean the redemption price per Unit for each class, or series of a class, of Units, which will be equal to the NAV per Unit of the applicable class or series of a class as of the Redemption Date. Redemption Program – shall mean this unit redemption program of the Partnership. Except as otherwise determined by the General Partner, Class X Units that are held by SP Investors in connection with the Fund’s acquisition of investments are not subject to this Redemption Program, including with respect to the Volume Limitation described herein. SP Investors – shall mean Stonepeak Partners LP and its subsidiaries and affiliated entities. Units – shall mean fractional, undivided interests in the Partnership or any Feeder Fund and/or interests in any Intermediate Entity or Parallel Fund, unless the context otherwise requires, other than Class X Units that are held by SP Investors in connection with the Partnership’s acquisition of investments. Unitholders – shall mean the holders of the Units of the Partnership or any Feeder Fund.

Redemption Program Unitholders may request that the Partnership redeem Units through their financial advisor or directly with the Partnership’s transfer agent. The procedures relating to the redemption of the Units are as follows:  The Redemption Program is expected to commence in the fourth calendar quarter of 2025.  Certain broker-dealers require that their clients process redemptions through their broker- dealer, which may impact the time necessary to process such redemption request (a “Redemption Request”), impose more restrictive deadlines than described under the Redemption Program, impact the timing of a Unitholder receiving redemption proceeds and require different paperwork or process than described in the Redemption Program. Unitholders should contact their broker-dealer first if they want to request the redemption of their Units.  Under this Redemption Program, to the extent the General Partner redeems Units in any particular calendar quarter, the General Partner will cause the Partnership to redeem Units at the Redemption Price (which, for the avoidance of doubt, is generally determined around the twentieth (20th) Business Day following the Redemption Date), subject to the Early Redemption Deduction. o For each calendar quarter, a Unitholder may submit a Redemption Request and any required documentation beginning as of the opening of business on the first Business Day of the second month of the applicable calendar quarter and no later than 4:00 p.m. (Eastern Time) on the last Business Day of the second month of the calendar quarter (such deadline, the “Redemption Deadline”, and such submission period, the “Redemption Window”). o Any redemption proceeds that are distributed to a Unitholder in connection with a redemption may be reduced by any tax withholding. o Each Unitholder whose Units (or portion thereof) have been accepted for redemption would continue to be a Unitholder of the Fund until the Redemption Date. o For the avoidance of doubt, a redeeming Unitholder will not be eligible to receive distributions declared after the Redemption Date. Additionally, except as otherwise provided in this Appendix B, all Units timely submitted for redemption and not withdrawn as of the Redemption Deadline, shall be excluded as of the Redemption Date from the Partnership’s NAV and such redeemed Units will not bear fees or expenses, including but not limited to Management Fees, Performance Participation Allocation and Servicing Fees as of the Redemption Date.  Redemption Requests timely received and processed by the Partnership’s transfer agent will be effected at the Redemption Price, subject to any Early Redemption Deduction (as defined below).

o Settlements of redemptions will generally be made in cash approximately thirty-five (35) calendar days after the Redemption Date (or such date to be determined by the General Partner in its sole discretion). o For illustrative purposes, for redemptions occurring during the calendar quarter ended March 31, 2026, Unitholders may submit Redemption Requests from the opening of business on February 2, 2026 until 4:00 p.m. (Eastern Time) on February 27, 2026, and accepted Redemption Requests will have a Redemption Date as of March 31, 2026, with a Redemption Price of the Redemption Date NAV (which should be determined on or around April 28, 2026), with payment on or around May 5, 2026. Such redeeming Unitholders shall receive distributions declared as of March 31, 2026, if any, but beginning April 1, 2026, shall be excluded from the Partnership’s NAV, and therefore, will not bear any fees or expenses nor receive any distributions.  If a Unitholder requests to have its Units redeemed in full and if the General Partner has accepted such Redemption Request in full, any Units issued to such Unitholder under the distribution reinvestment plan (the “DRIP”) subsequent to the Unitholder’s Redemption Request will be considered part of the Unitholder’s Redemption Request, and the Unitholder’s participation in the DRIP will be terminated as of the Redemption Date. Any distributions to be paid to such Unitholder on or after such date will be paid in cash on the scheduled distribution payment date.  If a Unitholder’s Redemption Request is pro-rated (as described in Section 5 of Schedule A), (1) the Unitholder will remain in the DRIP unless such Unitholder has “opted out” of the DRIP and (2) any Units held by the Unitholder with respect to the portion of the Unitholder’s Redemption Request that remains unsatisfied will continue to receive distributions declared after the Redemption Date, will be included as of the Redemption Date in the Partnership’s NAV and will continue to bear fees and expenses, including but not limited to Management Fees, Performance Participation Allocation and Servicing Fees as of the Redemption Date.  Unitholders may withdraw any Redemption Request before 4:00 p.m. (Eastern Time) on the Redemption Deadline for the applicable calendar quarter by notifying the Partnership’s transfer agent, directly or through the Unitholder’s financial intermediary, on the Partnership’s toll-free, automated telephone line, (833) 706-0553. The line is open on each Business Day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern Time).  If a Redemption Request is received after 4:00 p.m. (Eastern Time) on the Redemption Deadline of the applicable calendar quarter, the Redemption Request generally will not be accepted, and if a Unitholder still wishes to have its Units redeemed, it must resubmit a Redemption Request during the next quarterly Redemption Window. Redemption Requests received and processed by the Partnership’s transfer agent on a Business Day, but after the close of business on that day or on a day that is not a Business Day, will be deemed received on the next Business Day. All questions as to the form and validity (including time of receipt) of Redemption Requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding.

 Redemption Requests may be made by mail or email or by contacting the Unitholder’s financial intermediary, both subject to certain conditions described in the Redemption Program. If making a Redemption Request by contacting the Unitholder’s financial intermediary, the Unitholder’s financial intermediary may require the Unitholder to provide certain documentation or information. If making a Redemption Request by mail or email to the transfer agent, the Unitholder must complete and sign a redemption authorization form, a form of which is attached hereto as Schedule A. Written requests should be sent to the transfer agent at the following address: SS&C GIDS, Inc. Attention: Stonepeak-Plus Infrastructure Fund LP P.O. Box 219071 Kansas City, MO 64121-9507 Overnight Address: SS&C GIDS, Inc. Attention: Stonepeak-Plus Infrastructure Fund LP 801 Pennsylvania Avenue, Suite 219071 Kansas City, MO 64105-1307 Email*: stonepeakai@sscinc.com * The above email address is a no-reply inbox, and will not accept secure messages or password protected attachments. Please submit one order at a time if sending by email. Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.  For processed redemptions, redemption proceeds for qualified accounts, including IRAs and other custodial accounts, and certain broker-controlled accounts as required by your broker/dealer of record, will automatically be issued to the custodian or broker/dealer of record, as applicable. Unitholders investing without a financial intermediary may request that redemption proceeds are to be paid by mailed check provided that the check is mailed to an address on file with the transfer agent for at least thirty (30) calendar days. Unitholders should check with their broker-dealer that such payment may be made via check or wire transfer, as further described below.  Unitholders may also receive redemption proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the Unitholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions.

 A medallion signature guarantee may be required in certain circumstances described below. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program, the Stock Exchanges Medallion Program and the New York Stock Exchange, Inc. Medallion Signature Program. Signature guarantees from financial institutions that are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. The Partnership reserves the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. The Partnership may require a medallion signature guarantee if, among other reasons: (1) the amount of the Redemption Request is over $500,000; (2) a Unitholder wishes to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least thirty (30) calendar days or sent to an address other than such Unitholder’s address of record for the past thirty (30) calendar days; or (3) the Partnership’s transfer agent cannot confirm a Unitholder’s identity or suspects fraudulent activity.  If a Unitholder has made multiple purchases of Units, any Redemption Request will be processed on a first in/first out basis. Minimum Account Redemptions A Unitholder that has less than all of its Units redeemed must maintain a minimum account balance after the redemption is effected, the amount of which will be established by the Fund from time to time and is currently $2,500. If a Unitholder requests the redemption of a number of Units that would cause the aggregate NAV of the Unitholder’s holdings to fall below the required minimum, the Fund reserves the right to reduce the amount to be redeemed from the Unitholder so that the required minimum balance is maintained. In the alternative, the Partnership may redeem all of such Unitholder’s Units in the Fund. The General Partner may waive the minimum account balance from time to time in its sole discretion. Minimum account balance redemptions are subject to the Early Redemption Deduction. Redemption Limitations The General Partner may cause the Fund to redeem fewer Units than have been requested in any particular calendar quarter to be redeemed under the Redemption Program, or none at all, in its discretion at any time. In addition, redemptions under the Redemption Program will be limited in any calendar quarter to 5% of the Partnership’s Units outstanding (either by number of Units or aggregate NAV of the Partnership (including NAV attributable to any Feeder Fund) and any Parallel Fund) as of the last calendar day of the immediately preceding calendar quarter, unless the General Partner, in its sole discretion and subject to the Partnership Agreement, determines to cause the Fund to redeem Units in an amount that exceeds such 5% quarterly limitation (the “Volume Limitation”). If the Volume Limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption during such calendar quarter will be redeemed on a pro rata basis after the Partnership has redeemed all Units for which redemption has been requested due to death, qualifying disability or divorce of the Unitholder and other limited exceptions. Unsatisfied Redemption Requests will not be automatically carried over to the next redemption period and, in order for a Redemption Request to be considered, Unitholders must resubmit their Redemption Request after the start of the next quarterly Redemption Window, or upon the recommencement of the Redemption Program, as applicable. Unitholders who are exchanging a class, or a series of a class, of the Units for an equivalent aggregate NAV of another class, or another series of a class, of the Units will not be subject to and will not be treated as redeeming for the calculation of, the Volume Limitation and will not be subject to the Early Redemption Deduction (as defined below). The Redemption Price and Early Redemption Deduction are calculated based on the Partnership’s NAV. The Redemption Program is at the sole discretion of the General Partner and, subject to Section 5.3(b) of the Partnership Agreement, the General Partner may make exceptions to, modify, amend or suspend the Redemption Program without Unitholder approval if in its reasonable judgment it deems such action to be in the best interest of the Partnership and the Unitholders, including, but not limited to, tax, regulatory or other structuring reasons. The Investment Advisor, subject to Section 5.3(b) of the Partnership Agreement, may also suspend redemptions or payments of redemption proceeds if, among other reasons, the Investment Advisor determines that conditions exist which render impractical the sale or other disposition of assets of the Partnership. As a result, Unit redemptions may not be available each quarter, such as when a redemption would place an undue burden on the Partnership’s liquidity, adversely affect its operations or risk having an adverse impact on the Partnership that would outweigh the benefit of the redemption, in each case as determined by the General Partner in its sole discretion and subject to the Partnership Agreement. There can be no assurance that any Redemption Requests will be satisfied within any particular period of time. The Partnership will have no obligation to redeem Units, including if the redemption would violate federal law or Delaware law, including restrictions on distributions thereunder. The Partnership may redeem fewer Units than have been requested to be redeemed due to lack of readily available funds because of adverse market conditions beyond its control, the need to maintain liquidity for its operations or to ensure compliance with any of the Partnership’s credit facilities which have restrictive covenants limiting certain activities, including the redemption of Units or because the Partnership has determined that acquiring or continuing to hold portfolio companies is a better use of its capital than redeeming the Units. If the Management Fee is paid in Units, such Units may be redeemed by the Partnership at NAV at the Investment Advisor’s request and will not be subject to either the Volume Limitation or the Early Redemption Deduction. If the Performance Participation Allocation is paid in Units, such Units may be redeemed at the General Partner’s request and will be subject to the Volume Limitation but not the Early Redemption Deduction. Early Redemption Deduction Subject to limited exceptions, Units that have not been outstanding for at least two (2) years will be subject to an Early Redemption Deduction equal to 5% of the value of the NAV of the Units being redeemed (calculated as of the Redemption Date) (the “Early Redemption Deduction”) for

the benefit of the Partnership and therefore indirectly the Unitholders. The two-year holding period is measured as of the subscription closing date immediately following the prospective Redemption Date. For illustrative purposes, a Unitholder that acquires Units on October 1st would not be subject to an Early Redemption Deduction for participating in a redemption that has a Redemption Date of September 30th, two years later (or anytime thereafter). Units received through the DRIP will not be subject to the Early Redemption Deduction. All questions as to the applicability of the Early Redemption Deduction to specific facts and the validity, form, eligibility (including time of receipt of required documents) of a qualification for an exemption from the Early Redemption Deduction will be determined by the General Partner, in its sole discretion, and its determination shall be final and binding. The General Partner may, from time to time, waive the Early Redemption Deduction in its discretion, including, without limitation, in case of (subject to conditions described below):  redemptions resulting from death, qualifying disability or divorce of a Unitholder;  in the case of redemptions arising from the rebalancing of a model portfolio sponsored by a financial intermediary; or  trade or operational errors and in certain other circumstances. As set forth above, the General Partner may waive the Early Redemption Deduction in respect of redemptions of Units resulting from the death, qualifying disability (as such term is defined in Section 72(m)(7) of the Code) or divorce of a Unitholder who is a natural person, including Units held by such Unitholder through a trust or an individual retirement account or other retirement or profit-sharing plan, after (i) in the case of death, receiving written notice from the estate of the Unitholder, the recipient of the Units through bequest or inheritance, or, in the case of a trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust, (ii) in the case of qualified disability, receiving written notice from such Unitholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the Unitholder became a Unitholder or (iii) in the case of divorce, receiving written notice from the Unitholder of the divorce and the Unitholder’s instructions to effect a transfer of the Units (through the redemption of the Units by the Partnership and the subsequent purchase by the Unitholder) to a different account held by the Unitholder (including trust or an individual retirement account or other retirement or profit-sharing plan). The Partnership must receive the written Redemption Request within twelve (12) months after the death of the Unitholder, the initial determination of the Unitholder’s qualifying disability or divorce in order for the requesting party to rely on any of the special treatment described above that may be afforded in the event of the death, qualifying disability or divorce of a Unitholder. In the case of death, such a written request must be accompanied by a certified copy of the official death certificate of the Unitholder. If spouses are joint registered holders of Units, the request to have the Units redeemed may be made if either of the registered holders dies or acquires a qualifying disability. If the Unitholder is not a natural person, such as certain trusts or a partnership, corporation or other similar entity, the right to waiver of the Early Redemption Deduction upon death, qualifying disability or divorce does not apply.

Unitholders of any Feeder Fund and any Parallel Fund Units may be sold to any Feeder Fund (including the Feeder), primarily created to hold the Partnership’s Units or the units of any Parallel Fund that in turn offers units in such Feeder Fund. For the avoidance of doubt, Unitholders of the Feeder (and any other Feeder Fund) participate in this Redemption Program as if they were a direct holder of Units of the Partnership. Any Unit redemption program for a Parallel Fund will include substantially similar timing, volume and suspension limitations as provided for in this Redemption Program. Redemption requests from Unitholders of any Parallel Fund will be pooled together with the redemption requests of the Partnership and the Feeder (and any other Feeder Fund) in applying the redemption limitations above and Unitholders of such Parallel Fund will be subject to the same pro rata redemption treatment, if applicable. The General Partner may determine not to apply the Early Redemption Deduction to Feeder Funds or Parallel Funds or their investors, often because of administrative or systems limitations. Items of Note  Unitholders will not receive interest on amounts represented by uncashed redemption checks;  Under applicable anti-money laundering regulations and other federal regulations, Redemption Requests may be suspended, restricted or canceled and the proceeds may be withheld; and  All Units requested to be redeemed must be beneficially owned by the Unitholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the redemption must be authorized to do so by the Unitholder of record or his or her estate, heir or beneficiary, and such Units must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Partnership may ask the requesting party to provide evidence satisfactory to the Partnership that the Units requested for redemption are not subject to any liens or encumbrances. If the Partnership determines that a lien exists against the Units, the Partnership will not be obligated to redeem any Units subject to the lien. Mail and Telephone Instructions The Partnership and its transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized Unitholder transactions if they reasonably believe that such instructions are genuine. The Partnership’s transfer agent has established reasonable procedures to confirm that instructions are genuine, including requiring the Unitholder to provide certain specific identifying information on file and sending written confirmation to Unitholders of record. The Partnership and the Partnership’s transfer agent shall not be liable for failure by the Unitholder or its agent to properly act upon instructions in a timely manner under any circumstances. Failure by the Unitholder or its agent to notify the Partnership’s transfer agent within sixty (60) calendar days from receipt of such confirmation, that the instructions were not properly acted upon or any other discrepancy, will fully relieve the

Partnership, the Partnership’s transfer agent and the financial advisor of any liability with respect to the discrepancy.

Schedule A

Form of Redemption Authorization Form

REDEMPTION AUTHORIZATION
FOR Stonepeak-Plus Infrastructure Fund LP or Stonepeak-Plus Infrastructure Fund (TE) LP

Use this form to request redemption of your Units in Stonepeak-Plus Infrastructure Fund LP (the "Partnership") or Stonepeak-Plus Infrastructure Fund (TE) LP (the "Feeder"). Please complete all sections below. Capitalized terms not defined herein shall have the meaning ascribed to them in the Redemption Program of the Partnership.

1 REDEMPTION FROM THE FOLLOWING ACCOUNT

Name(s) on the Account	
Account Number	Social Security Number/TIN
Financial Advisor Name	Financial Advisor Phone Number

2A REDEMPTION AMOUNT (Select only one)

☐ All Units

☐ Number of Units ___________________

2B UNIT CLASS OR SERIES (Select only one)

Please complete a separate form for each class, or series of a class, of units for which you are requesting redemption. If you do not submit your request within the applicable quarterly window and you still wish to have your units redeemed, you must resubmit such request within the redemption window of the next calendar quarter.

For the Partnership	For the Feeder[1]
☐ Class X Units	☐ Class X_{TE} Units
☐ Class Z - Series A-1a Units	☐ Class Z - Series A-1a_{TE} Units
☐ Class Z - Series A-1b Units	☐ Class Z - Series A-1b_{TE} Units
☐ Class Z - Series A-1c Units	☐ Class Z - Series A-1c_{TE} Units
☐ Class Z - Series D-2 Units	☐ Class Z - Series D-2_{TE} Units
☐ Class Z - Series F-1 Units	☐ Class Z - Series F-1_{TE} Units

[1] For the avoidance of doubt, unitholders (the "Feeder Unitholders") of the Feeder will have their units redeemed at the Feeder level, and the Feeder will participate in the Redemption Program on behalf of the Feeder Unitholders. Feeder Unitholders shall have a right to participate in the Redemption Program under the same terms as direct unitholders of the Partnership.

 Class Z - Series I-1 Units  Class Z - Series I-1TE Units  Class Z - Series I-2 Units  Class Z - Series I-2TE Units  Class Z - Series M-I Units  Class Z - Series M-ITE Units  Class Z - Series M-S Units  Class Z - Series M-STE Units  Class Z - Series S-1 Units  Class Z - Series S-1TE Units  Class Z - Series S-2 Units  Class Z - Series S-2TE Units 3 REDEMPTION TYPE (Check one, required)  Normal  Death  Qualifying Disability  Divorce Additional documentation is required if redeeming due to Death, Disability or Divorce. Contact Investor Relations for detailed instructions at (833) 706-0553. 4 PAYMENT INSTRUCTIONS (Select only one) Indicate how you wish to receive your cash payment below. If an option is not selected, a check will be sent to your address of record. Redemption proceeds for qualified accounts, including IRAs and other Custodial accounts, and certain Broker-controlled accounts as required by your Broker/Dealer of record, will automatically be issued to the Custodian or Broker/Dealer of record, as applicable. All Custodial held and Broker-controlled accounts must include the Custodian and/or Broker/Dealer signature.  Cash/Check Mailed to Address of Record  Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)  I authorize Stonepeak-Plus Infrastructure Fund LP or Stonepeak-Plus Infrastructure Fund (TE) LP, as applicable, or its agent to deposit my redemption proceeds into my checking or savings account. Name / Entity Name / Financial Institution Mailing Address City State Zip Code Account Number  Cash/Direct Deposit. Attach a pre-printed voided check. (Non-Custodian Investors Only) I authorize Stonepeak-Plus Infrastructure Fund LP or Stonepeak-Plus Infrastructure Fund (TE) LP, as applicable, or its agent to deposit my redemption proceeds into my checking or savings account. In the event that Stonepeak- Plus Infrastructure Fund LP or Stonepeak-Plus Infrastructure Fund (TE) LP, as applicable, or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name Mailing Address City State Your Bank’s ABA Routing Number Your Bank Account Number PLEASE ATTACH A PRE-PRINTED VOIDED CHECK 5 UNIT REDEMPTION PROGRAM CONSIDERATIONS (Select only one) The Redemption Program contains limitations on the number of Units that can be redeemed under the Redemption Program during any calendar quarter. In addition to these limitations, the General Partner cannot guarantee that the Partnership will have sufficient funds to accommodate all Redemption Requests made in any applicable redemption period and the General Partner may cause the Partnership to redeem fewer Units than have been requested in any particular calendar quarter, or none at all. If the quarterly volume limitation is reached in any particular calendar quarter or the General Partner determines to redeem fewer Units than have been requested to be redeemed in any particular calendar quarter, Units submitted for redemption for such calendar quarter will be redeemed on a pro rata basis after the Partnership has redeemed all Units for which redemption has been requested due to death, qualifying disability or divorce of the Unitholder and other limited exceptions. If Redemption Requests are reduced on a pro rata basis after the Partnership has redeemed all Units for which redemption has been requested due to death, qualifying disability or divorce of the Unitholder or other limited exceptions, you may elect (at the time of your Redemption Request) to either withdraw your entire request for redemption or have your request honored on a pro rata basis. If you wish to have the remainder of your initial request redeemed, you must resubmit a new Redemption Request for the remaining amount. Please select one of the following options below. If an option is not selected, your redemption request will be processed on a pro rata basis, if needed.  Process my Redemption Request on a pro rata basis.  Withdraw (do not process) my entire Redemption Request if amount will be reduced on a pro rata basis. 6 AUTHORIZATION AND SIGNATURE IMPORTANT: Signature Guarantee may be required if any of the following applies: • Amount to be redeemed is $500,000 or more. • The redemption is to be sent to an address other than the address we have had on record for the past thirty (30) days. • The redemption is to be sent to an address other than the address on record. • If name has changed from the name in the account registration, we must have a one-and-the-same name signature guarantee. A one-and-the-same signature guarantee must state “<Previous Name> is one-and-the- same as <New Name>” and you must sign your old and new name. • The redemption proceeds are deposited directly according to banking instructions provided on this form. (Non- Custodial Investors Only) Investor Name (Please Print) Signature Date Co-Investor Name (Please Print) Signature Date

Signature Guarantee (Affix Medallion or Signature Guarantee Stamp Below) Custodian and/or Broker/Dealer Authorization (if applicable) Signature of Authorized Person Please refer to the Partnership Agreement and Memorandum for a description of the current terms of the Redemption Program. There are various limitations on your ability to request that the Partnership redeems your Units, including, subject to certain exceptions, the Early Redemption Deduction if your Units have been outstanding for less than two (2) years. In addition, redemptions under the Redemption Program will be limited in any calendar quarter to 5% of the Partnership’s outstanding Units eligible to participate in the Redemption Program (either by number of Units or aggregate NAV of the Partnership (including NAV attributable to any Feeder Fund) and any Parallel Fund) as of the close of the previous calendar quarter, unless the General Partner, in its sole discretion and subject to the Partnership Agreement, determines to cause the Partnership to redeem Units in an amount that exceeds such 5% quarterly limitation. The Partnership will have no obligation to redeem Units, including if the redemption would violate federal law or Delaware law, including restrictions on distributions thereunder. The General Partner may, subject to the Partnership Agreement, determine to make exceptions to, amend or suspend the Redemption Program without Unitholder approval if in its reasonable judgment it deems such action to be in the best interest of the Partnership the Unitholders, including, but not limited to, tax, regulatory or other structuring reasons. As a result, Unit redemptions may not be available each quarter, such as when a redemption would place an undue burden on the Partnership’s liquidity, adversely affect its operations or risk having an adverse impact on the Partnership that would outweigh the benefit of the redemption, in each case as determined by the General Partner in its sole discretion and subject to the Partnership Agreement. Material amendments and/or suspension of the Redemption Program may be made by the General Partner in accordance with the Partnership Agreement. Redemption of Units, when requested, will generally be made quarterly. All requests for redemption must be received in good order by the Redemption Deadline, which is on or about 4:00 p.m. (Eastern Time) on the last Business Day of the second month of a calendar quarter, as determined by the General Partner in its sole discretion. A Unitholder may withdraw his or her Redemption Request by notifying the transfer agent, directly or through the Unitholder’s financial intermediary, on the Partnership’s toll-free, automated telephone line, (833) 706-0553. A Unitholder may withdraw its Redemption Request until the Redemption Deadline. The General Partner cannot guarantee that the Partnership will have sufficient available funds or that the Partnership will otherwise be able to accommodate any or all requests made in any applicable redemption period. All questions as to the form and validity (including time of receipt) of Redemption Requests and notices of withdrawal will be determined by the General Partner, in its sole discretion, and such determination shall be final and binding. Mail to: SS&C GIDS, Inc. Attention: Stonepeak-Plus Infrastructure Fund LP P.O. Box 219071 Kansas City, MO 64121-9507 Overnight Address: SS&C GIDS, Inc. Attention: Stonepeak-Plus Infrastructure Fund LP 801 Pennsylvania Avenue, Suite 219071 Kansas City, MO 64105-1307 Email to: stonepeakai@sscinc.com *The above email address is a no-reply inbox, and will not accept secure messages or password protected attachments. Please submit one order at a time if sending by email.